Filed Pursuant to Rule 424(b)(2)
Registration No. 333-170794

Prospectus Supplement dated July 19, 2012

(to Prospectus dated May 4, 2012)

Chase Issuance Trust

Issuing Entity

Chase Bank USA, National Association

Sponsor, Depositor, Originator, Administrator and Servicer

CHASEseries

$1,500,000,000 Class A(2012-4) Notes

The issuing entity will issue and sell:	Class A(2012-4) Notes
Principal amount	$1,500,000,000
Interest rate	1.58% per annum
Interest payment dates	15th day of each month, beginning August 15, 2012
Scheduled principal payment date	August 15, 2019
Legal maturity date	August 16, 2021
Expected issuance date	July 26, 2012
Price to public	$1,499,822,400 (or 99.98816%)
Underwriting discount	$5,250,000 (or 0.35000%)
Proceeds to the issuing entity	$1,494,572,400 (or 99.63816%)

The Class A(2012-4) notes are a tranche of the Class A notes of the CHASEseries.

For a description of how the interest rate for the Class A(2012-4) notes is determined see “Transaction Summary” and “Glossary” in this prospectus supplement and “Summary—Interest” in the accompanying prospectus.

The assets of the issuing entity include:

•	Credit card receivables that arise in certain revolving credit card accounts owned by Chase Bank USA, National Association;
•	The collateral certificate, Series 2002-CC, issued by the First USA Credit Card Master Trust; and
•	The collection account, the excess funding account and any other supplemental accounts, including the interest funding account and the principal funding account.

The assets of the issuing entity may include in the future:

•	One or more additional collateral certificates issued by credit card master trusts or other securitization special purpose entities whose assets consist primarily of credit card receivables arising in revolving credit card accounts owned by Chase Bank USA, National Association or by one of its affiliates; and
•	Additional credit card receivables that arise in revolving credit card accounts owned by Chase Bank USA, National Association or by one of its affiliates.

Enhancement for the Class A(2012-4) notes is provided in the form of outstanding subordinated notes as described in “Transaction Summary” in this prospectus supplement and in “Summary—Subordination, Credit Enhancement” in the accompanying prospectus.

Neither the SEC nor any state securities commission has approved the Class A(2012-4) notes or determined that this prospectus supplement or the accompanying prospectus is truthful, accurate or complete. Any representation to the contrary is a criminal offense.

Underwriters

J.P. Morgan
Barclays
RBS

You should consider the discussion under “Risk Factors” beginning on page 11 of the accompanying prospectus before you purchase any notes.

The notes are obligations of the issuing entity only and are not interests in or obligations of Chase Bank USA, National Association, any of its affiliates or any other person or entity.

The notes are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality.

Page
Annex I Other Outstanding Classes and Tranches	A-I-1

Annex II Outstanding First USA Master Trust Series	A-II-1

Annex III Static Pool Information	A-III-1

i

Important Notice about Information Presented in this

Prospectus Supplement and the Accompanying Prospectus

We provide information to you about the CHASEseries notes in two separate documents that progressively provide more detail: (a) this prospectus supplement, which will describe the specific terms of the Class A(2012-4) notes and (b) the accompanying prospectus, which provides specific information about the CHASEseries notes and general information about all of the notes that may be issued by the issuing entity, some of which may not apply to the Class A(2012-4) notes, and financial and other information about the issuing entity’s assets.

This prospectus supplement may be used to offer and sell the Class A(2012-4) notes only if accompanied by the prospectus.

This prospectus supplement may supplement disclosure in the accompanying prospectus. If the terms of the Class A(2012-4) notes vary between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

You should rely only on the information provided in this prospectus supplement and the accompanying prospectus including the information incorporated by reference. We have not authorized anyone to provide you with different information. We are not offering the Class A(2012-4) notes in any state where the offer is not permitted. We do not claim the accuracy of the information in this prospectus supplement or the accompanying prospectus as of any date other than the dates stated on their respective covers.

We include cross-references in this prospectus supplement and in the accompanying prospectus to captions in these materials where you can find further related discussions. The Table of Contents in this prospectus supplement and in the accompanying prospectus provide the pages on which these captions are located.

ii

Transaction Summary

Issuing Entity:	Chase Issuance Trust

Sponsor, Depositor, Originator, Administrator and Servicer:	Chase Bank USA, National Association or “Chase USA”

Owner Trustee:	Wilmington Trust Company

Indenture Trustee and Collateral Agent:	Wells Fargo Bank, National Association

Expected Issuance Date:	July 26, 2012

Annual Servicing Fee:	1.5%

Clearance and Settlement:	DTC/Clearstream/Euroclear

Trust Assets:	The First USA Master Trust collateral certificate, receivables originated in MasterCard® and VISA® accounts, including recoveries on charged-off receivables and interchange

Notes Offered by this Prospectus Supplement:	Class A(2012-4)

Principal Amount:	$1,500,000,000

Enhancement:	subordination of the Class B notes and the Class C notes

Class A Required Subordinated Amount of Class C Notes:	8.13953% of the adjusted outstanding dollar principal amount of the Class A(2012-4) notes

Class A Required Subordinated Amount of Class B Notes:	8.13953% of the adjusted outstanding dollar principal amount of the Class A(2012-4) notes

Aggregate Outstanding Dollar Principal Amount of CHASEseries notes on Expected Issuance Date (including the Class A(2012-4) notes):	$29,645,000,000

Aggregate Outstanding Dollar Principal Amount of Class A notes on Expected Issuance Date (including the Class A(2012-4) notes):	$24,550,000,000

Aggregate Outstanding Dollar Principal Amount of Class B notes on Expected Issuance Date:	$2,545,000,000

Aggregate Outstanding Dollar Principal Amount of Class C notes on Expected Issuance Date:	$2,550,000,000

Interest Rate:	1.58% per annum

Interest Accrual Method:	30/360

Interest Payment Dates:	monthly on the 15th (unless the 15th is not a business day, in which case it will be the next business day)

First Interest Payment Date:	August 15, 2012

Scheduled Commencement of Accumulation Period:	August 1, 2018

Scheduled Principal Payment Date:	August 15, 2019

Legal Maturity Date:	August 16, 2021

Price to Public:	$1,499,822,400 (or 99.98816%)

Underwriting Discount:	$5,250,000 (or 0.35000%)

Net proceeds from the sale of the Class A(2012-4) notes net of estimated expenses:	$1,494,172,400 (or 99.61149%)

CUSIP/ISIN:	161571FK5/US161571FK59

iii

Use of Proceeds

The proceeds from the sale of the Class A(2012-4) notes offered by this prospectus supplement will be used to make deposits to the Class C reserve subaccounts for outstanding Class C notes in an aggregate amount of $22,500,000 and the remaining proceeds, in the amount of $1,472,072,400 before deduction of issuance expenses, will be paid to Chase USA. The estimated expenses are $400,000. Therefore, the proceeds, net of the deposits to the Class C reserve subaccounts and issuance expenses, will be approximately $1,471,672,400. Chase USA will use the remaining net proceeds for its general corporate purposes.

Recent Developments

Modification of Charge-Off Policy for Restructured Loan Program Accounts

Chase USA has modified its policy to accelerate the recognition of charge-offs on restructured loans that do not comply with their modified terms from 180 days past due to 120 days past due. As a result of the implementation of this new charge-off policy, the credit losses reported in the distribution reports filed with the August 2012 Form 10-D of the issuing entity will reflect a one-time acceleration in charge-offs for the July 2012 monthly period. Based on currently available information, Chase USA does not expect that the one-time acceleration in credit losses will affect the payment of principal or interest on the notes. For a description of the restructured loan programs, see “Chase USA’s Credit Card Portfolio—Collection of Delinquent Accounts” in the accompanying Prospectus.

Litigation Developments

On July 13, 2012, Visa, Inc., its wholly owned subsidiaries Visa U.S.A. Inc. and Visa International Service Association, MasterCard Incorporated, MasterCard International Incorporated and various United States financial institution defendants, including Chase USA and several of its affiliates and certain predecessor institutions, signed a memorandum of understanding (“MOU”) to enter into a settlement agreement (the “Settlement Agreement”) to resolve the United States merchant and retail industry association plaintiffs’ (the “Class Plaintiffs”) claims in the multi-district litigation (“MDL 1720”). The MOU outlines certain conditions precedent to a settlement: (1) requisite corporate approvals, (2) reaching agreement on certain appendices to the Settlement Agreement, and (3) reaching negotiated settlements with the individual plaintiffs whose claims were consolidated with MDL 1720. The Settlement Agreement with the Class Plaintiffs is subject to court approval.

The Settlement Agreement provides, among other things, that a cash payment of $6.05 billion will be made to the Class Plaintiffs. The Class Plaintiffs will also receive an amount equal to ten basis points of interchange for a period of eight months as provided in the Settlement Agreement. The eight-month period will begin after the court preliminarily approves the Settlement Agreement. The damage Class Plaintiffs have been given the opportunity to opt-out of the damage class.

The terms of the Settlement Agreement, which will include appendices, are subject to review and approval by the court. The timing of the settlement’s approval is uncertain. As a result, at this time Chase USA cannot determine the impact of the settlement on the issuing entity or any of its notes; however, Chase USA does not believe that the proposed settlement will affect the payment of principal or interest by the issuing entity on its notes.

Underwriting

Subject to the terms and conditions of the underwriting agreement for the offered notes, the issuing entity has agreed to sell to each of the underwriters named below, and each of those underwriters has severally agreed to purchase, the principal amount of the offered notes opposite its name:

Underwriters	Principal Amount
J.P. Morgan Securities LLC	$500,000,000
Barclays Capital Inc.	500,000,000
RBS Securities Inc.	500,000,000

Total	$1,500,000,000

The several underwriters have agreed, subject to the terms and conditions of the underwriting agreement, to purchase all $1,500,000,000 aggregate principal amount of the offered notes if any of the offered notes are not purchased.

The underwriters have advised the issuing entity that the several underwriters propose initially to offer the offered notes to the public at the public offering price on the cover page of this prospectus supplement, and to certain dealers at that public offering price less a concession not in excess of 0.21000% of the principal amount of the offered notes. The underwriters may allow, and those dealers may reallow to other dealers, a concession not in excess of 0.10500% of the principal amount.

After the public offering, the public offering price and other selling terms may be changed by the underwriters.

Each underwriter of the offered notes has represented and agreed that:

•

it has complied and will comply with all applicable provisions of the Financial Services and Markets Act 2000 with respect to anything done by it in relation to the offered notes in, from or otherwise involving the United Kingdom; and

•

it has only communicated or caused to be communicated and it will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000) received by it in connection with the issue or sale of any offered notes in circumstances in which section 21(1) of the Financial Services and Markets Act 2000 does not apply to the issuing entity.

In connection with the sale of the offered notes, the underwriters may engage in:

•	over-allotments, in which members of the syndicate selling the offered notes sell more notes than the issuing entity actually sold to the syndicate, creating a syndicate short position;

•	stabilizing transactions, in which purchases and sales of the offered notes may be made by the members of the selling syndicate at prices that do not exceed a specified maximum;

•

syndicate covering transactions, in which members of the selling syndicate purchase the offered notes in the open market after the distribution has been completed in order to cover syndicate short positions; and

•

penalty bids, by which the underwriter reclaims a selling concession from a syndicate member when any of the offered notes originally sold by that syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the offered notes to be higher than it would otherwise be. These transactions, if commenced, may be discontinued at any time.

The issuing entity and Chase USA will, jointly and severally, indemnify the underwriters against certain liabilities, including liabilities under applicable securities laws, or contribute to payments the underwriters may be required to make in respect of those liabilities. The issuing entity’s obligation to indemnify the underwriters will be limited to available finance charge collections after making all required payments and required deposits under the indenture.

The issuing entity will receive proceeds of $1,494,572,400 from the sale of the offered notes. This amount represents 99.63816% of the principal amount of those notes. The issuing entity will receive this amount net of the underwriting discount of $5,250,000. The underwriting discount represents 0.35000% of the principal amount of those notes. Deposits will be made to Class C reserve subaccounts for outstanding Class C notes in an aggregate amount of $22,500,000. Additional issuance expenses are estimated to be $400,000. The issuing entity will pay these proceeds to Chase USA which will use the proceeds as described in “Use of Proceeds” in this prospectus supplement.

J.P. Morgan Securities LLC is a wholly owned subsidiary of JPMorgan Chase & Co. and an affiliate of Chase USA and of JPMorgan Chase Bank, National Association.

Annex I

Other Outstanding Classes and Tranches

The following classes and tranches of CHASEseries notes are expected to be outstanding on the issuance date. The information provided in this Annex I is an integral part of the prospectus supplement.

CHASEseries

Class A	Issuance Date	Nominal Liquidation Amount	Note Interest Rate	Scheduled Principal Payment Date	Legal Maturity Date
Class A(2003-4)	May 22, 2003	$500,000,000	One Month LIBOR + 0.25%	May 15, 2013	January 15, 2016
Class A(2003-8)	September 16, 2003	$525,000,000	One Month LIBOR + 0.25%	September 16, 2013	May 16, 2016
Class A(2004-3)	May 12, 2004	$675,000,000	One Month LIBOR + 0.17%	June 16, 2014	February 15, 2017
Class A(2004-8)	November 4, 2004	$350,000,000	One Month LIBOR + 0.12%	January 15, 2013	September 15, 2015
Class A(2005-11)	November 3, 2005	$750,000,000	One Month LIBOR + 0.07%	October 15, 2012	December 15, 2014
Class A(2006-2)	February 22, 2006	$425,000,000	5.16%	February 16, 2016	April 16, 2018
Class A(2006-6)	October 30, 2006	$200,000,000	One Month LIBOR + 0.03%	October 15, 2015	December 15, 2017
Class A(2006-8)	December 18, 2006	$500,000,000	One Month LIBOR + 0.06%	December 16, 2013	February 16, 2016
Class A(2007-2)	February 21, 2007	$400,000,000	One Month LIBOR + 0.05%	February 15, 2017	April 15, 2019
Class A(2007-3)	February 15, 2007	$450,000,000	5.23%	February 15, 2017	April 15, 2019
Class A(2007-5)	April 11, 2007/ April 26, 2007/ May 22, 2007	$470,000,000	One Month LIBOR + 0.04%	March 15, 2017	March 15, 2019
Class A(2007-7)	May 9, 2007	$215,000,000	One Month LIBOR + 0.02%	June 16, 2014	June 15, 2017
Class A(2007-8)	May 30, 2007	$200,000,000	One Month LIBOR + 0.02%	March 16, 2015	March 15, 2017
Class A(2007-12)	August 1, 2007	$405,000,000	One Month LIBOR + 0.05%	August 15, 2017	August 15, 2019
Class A(2007-17)	October 15, 2007	$2,000,000,000	5.12%	October 15, 2012	October 15, 2014
Class A(2007-18)	October 31, 2007	$2,000,000,000	One Month LIBOR + 0.26%	January 15, 2013	January 15, 2015
Class A(2008-2)	February 20, 2008	$1,035,000,000	One Month LIBOR + 0.90%	February 17, 2015	February 15, 2017
Class A(2008-3)	March 17, 2008/ April 1, 2008	$910,000,000	One Month LIBOR + 1.10%	March 17, 2014	March 15, 2016
Class A(2008-4)	April 2, 2008	$830,000,000	4.65%	March 15, 2013	March 16, 2015
Class A(2008-6)	May 15, 2008	$750,000,000	One Month LIBOR + 1.20%	May 15, 2013	May 15, 2015
Class A(2008-8)	May 16, 2008	$800,000,000	One Month LIBOR + 1.20%	May 15, 2015	May 15, 2017
Class A(2008-10)	June 13, 2008	$1,250,000,000	One Month LIBOR + 0.75%	August 15, 2013	August 17, 2015
Class A(2008-11)	July 30, 2008	$400,000,000	5.40%	July 15, 2013	July 15, 2015
Class A(2008-12)	August 15, 2008	$570,000,000	One Month LIBOR + 1.30%	August 15, 2013	August 17, 2015
Class A(2008-13)	September 16, 2008	$565,000,000	Three Month LIBOR + 1.50%	September 16, 2013	September 15, 2015
Class A(2008-14)	September 30, 2008	$250,000,000	One Month LIBOR + 1.60%	October 15, 2013	October 15, 2015
Class A(2011-1)	April 7, 2011	$500,000,000	One Month LIBOR + 0.19%	March 15, 2013	March 16, 2015
Class A(2011-2)	June 17, 2011	$500,000,000	One Month LIBOR + 0.09%	May 15, 2013	May 15, 2015
Class A(2011-3)	December 28, 2011	$775,000,000	One Month LIBOR + 0.12%	December 16, 2013	December 15, 2015
Class A(2012-1)	May 22, 2012	$1,600,000,000	One Month LIBOR + 0.10%	May 15, 2014	May 16, 2016
Class A(2012-2)	June 5, 2012	$750,000,000	One Month LIBOR + 0.27%	May 15, 2017	May 15, 2019
Class A(2012-3)	June 18, 2012	$1,500,000,000	0.79%	June 15, 2015	June 15, 2017

A-I-1

Class B	Issuance Date	Nominal Liquidation Amount	Note Interest Rate	Scheduled Principal Payment Date	Legal Maturity Date
Class B(2005-3)	September 14, 2005	$500,000,000	One Month LIBOR + 0.20%	March 15, 2013	May 15, 2015
Class B(2005-5)	October 28, 2005	$325,000,000	One Month LIBOR + 0.22%	January 15, 2014	March 15, 2016
Class B(2007-1)	February 21, 2007	$515,000,000	One Month LIBOR + 0.25%	February 15, 2017	April 15, 2019
Class B(2010-2)	May 26, 2010	$380,000,000	One Month LIBOR + 0.78%	December 16, 2013	December 15, 2015
Class B(2010-3)	May 26, 2010	$75,000,000	One Month LIBOR + 0.96%	August 15, 2017	August 15, 2019
Class B(2012-1)	May 23, 2012	$750,000,000	One Month LIBOR + 0.55%	May 15, 2015	May 15, 2017

Class C	Issuance Date	Nominal Liquidation Amount	Note Interest Rate	Scheduled Principal Payment Date	Legal Maturity Date
Class C(2003-3)	June 18, 2003	$400,000,000	4.77%	June 17, 2013	February 16, 2016
Class C(2004-2)	June 30, 2004	$165,000,000	One Month LIBOR + 0.80%	June 16, 2014	February 15, 2017
Class C(2006-1)	January 26, 2006	$250,000,000	One Month LIBOR + 0.40%	January 15, 2013	March 16, 2015
Class C(2007-1)	February 21, 2007	$405,000,000	One Month LIBOR + 0.46%	February 15, 2017	April 15, 2019
Class C(2010-2)	May 26, 2010	$505,000,000	One Month LIBOR + 1.40%	December 16, 2013	December 15, 2015
Class C(2010-3)	May 26, 2010	$75,000,000	One Month LIBOR + 1.60%	August 15, 2017	August 15, 2019
Class C(2012-1)	May 23, 2012	$750,000,000	One Month LIBOR + 0.96%	May 15, 2015	May 15, 2017

A-I-2

Annex II

Outstanding First USA Master Trust Series

The following First USA Master Trust and series are expected to be outstanding on the issuance date. The information provided in this Annex II is an integral part of the prospectus supplement.

Outstanding First USA Master Trust Series:

Series/Class	Issuance Date	Current Invested Amount	Certificate Rate	Scheduled Payment Date	Termination Date
1. Series 2002-CC	May 1, 2002	$39,100,000

A-II-1

Annex III

Static Pool Information

Chase Issuance Trust Portfolio

Static Pool Data

(dollars in thousands)

	2012
Principal Receivables Outstanding (1)	Jan-12	Feb-12	Mar-12
2011
2010
2009	$ 1,346,361	$ 1,306,902	$ 1,291,090
2008	4,502,333	4,376,327	4,299,105
2007	4,436,543	4,304,338	4,224,847
Prior to 2007	34,209,180	33,279,152	32,746,168

Total	$44,494,417	$43,266,719	$42,561,210

Total Receivables Outstanding (1)	Jan-12	Feb-12	Mar-12
2011
2010
2009	$ 1,378,816	$ 1,340,469	$ 1,323,931
2008	4,628,989	4,503,822	4,423,577
2007	4,587,500	4,455,644	4,372,082
Prior to 2007	35,749,347	34,806,909	34,225,744

Total	$46,344,652	$45,106,844	$44,345,334

Net Losses as a percentage of Principal Receivables Outstanding (1)	Jan-12	Feb-12	Mar-12
2011
2010
2009	3.95%	3.87%	4.05%
2008	4.60%	4.12%	4.55%
2007	4.80%	4.21%	4.44%
Prior to 2007	4.15%	3.92%	4.09%
Total	4.25%	3.97%	4.17%

Percentage of Total Receivables Delinquent 30+ Days (1)	Jan-12	Feb-12	Mar-12
2011
2010
2009	2.37%	2.28%	2.18%
2008	2.63%	2.56%	2.42%
2007	2.68%	2.65%	2.55%
Prior to 2007	2.40%	2.38%	2.31%
Total	2.45%	2.42%	2.34%

Yield from Finance Charges, Fees, and Interchange (1)	Jan-12	Feb-12	Mar-12
2011
2010
2009	16.22%	17.74%	18.36%
2008	15.06%	16.11%	16.03%
2007	16.13%	17.23%	17.19%
Prior to 2007	16.56%	17.71%	17.75%
Total	16.35%	17.50%	17.54%

A-III-1

	2012
Receivables Principal Payment Rate (1)	Jan-12	Feb-12	Mar-12
2011
2010
2009	30.94%	29.57%	31.26%
2008	23.64%	22.67%	23.99%
2007	24.62%	23.58%	24.84%
Prior to 2007	25.13%	23.58%	24.90%
Total	25.10%	23.67%	25.00%

Percentage of Total Accounts making Minimum Payment (1)	Jan-12	Feb-12	Mar-12
2011
2010
2009	4.13%	3.99%	3.90%
2008	5.32%	5.15%	5.02%
2007	5.64%	5.44%	5.31%
Prior to 2007	4.89%	4.77%	4.67%
Total	4.99%	4.86%	4.75%

Percentage of Total Accounts making Full Payment (1)	Jan-12	Feb-12	Mar-12
2011
2010
2009	23.52%	23.51%	23.75%
2008	20.66%	20.67%	20.80%
2007	20.02%	20.09%	20.25%
Prior to 2007	22.51%	22.46%	22.54%
Total	22.07%	22.05%	22.14%

(1) Based on the Pool Balance, which includes the outstanding principal amount of the First USA collateral certificate and the outstanding amount of principal receivables in the issuing entity, as applicable.

A-III-2

Chase Issuance Trust Portfolio

Static Pool Data

(dollars in thousands)

	2011
Principal Receivables Outstanding (1)	Jan-11	Feb-11	Mar-11	Apr-11	May-11	Jun-11	Jul-11	Aug-11	Sep-11	Oct-11	Nov-11	Dec-11
2010
2009	$ 1,474,722	$ 1,431,014	$ 1,414,826	$ 1,280,198	$ 1,295,712	$ 1,300,376	$ 1,311,450	$ 1,332,314	$ 1,320,648	$ 1,326,466	$ 1,345,842	$ 1,383,171
2008	5,110,886	4,958,683	4,860,390	4,361,736	4,360,580	4,368,267	4,405,450	4,479,955	4,450,352	4,471,853	4,523,012	4,614,133
2007	5,183,893	5,009,971	4,905,953	4,397,719	4,386,872	4,379,667	4,404,163	4,466,359	4,423,256	4,434,226	4,473,481	4,559,529
2006	5,532,208	5,355,912	5,227,233	4,674,589	4,678,923	4,674,939	4,702,599	4,764,885	4,729,598	4,742,649	4,770,613	4,853,895
Prior to 2006	34,615,523	33,527,340	32,949,868	29,656,931	29,666,890	29,591,058	29,603,675	29,923,775	29,535,129	29,492,931	29,713,721	30,414,773

Total	$51,917,232	$50,282,920	$49,358,270	$44,371,173	$44,388,977	$44,314,307	$44,427,337	$44,967,288	$44,458,983	$44,468,125	$44,826,669	$45,825,501

Total Receivables Outstanding (1)	Jan-11	Feb-11	Mar-11	Apr-11	May-11	Jun-11	Jul-11	Aug-11	Sep-11	Oct-11	Nov-11	Dec-11
2010
2009	$ 1,506,969	$ 1,464,077	$ 1,445,690	$ 1,308,032	$ 1,324,746	$ 1,329,089	$ 1,340,338	$ 1,361,668	$ 1,350,560	$ 1,356,858	$ 1,377,175	$ 1,414,937
2008	5,252,993	5,099,233	4,991,716	4,480,675	4,478,092	4,485,801	4,522,614	4,599,355	4,571,159	4,593,980	4,647,511	4,739,040
2007	5,368,224	5,191,168	5,075,294	4,550,098	4,536,878	4,528,652	4,551,707	4,614,700	4,572,153	4,583,251	4,623,917	4,709,708
2006	5,769,436	5,588,150	5,445,222	4,869,891	4,870,434	4,864,351	4,889,235	4,951,485	4,915,605	4,927,673	4,956,257	5,038,373
Prior to 2006	36,522,043	35,390,681	34,707,409	31,218,805	31,186,866	31,081,226	31,059,440	31,364,720	30,955,199	30,892,786	31,102,452	31,781,729

Total	$54,419,665	$52,733,309	$51,665,331	$46,427,501	$46,397,016	$46,289,119	$46,363,334	$46,891,928	$46,364,676	$46,354,548	$46,707,312	$47,683,787

Net Losses as a percentage of Principal Receivables Outstanding (1)	Jan-11	Feb-11	Mar-11	Apr-11	May-11	Jun-11	Jul-11	Aug-11	Sep-11	Oct-11	Nov-11	Dec-11
2010
2009	4.80%	4.96%	4.91%	4.58%	4.81%	4.13%	3.94%	3.91%	3.64%	3.64%	3.70%	3.98%
2008	6.13%	6.29%	6.32%	5.89%	5.82%	5.21%	4.84%	4.83%	4.38%	4.32%	4.44%	4.43%
2007	6.51%	6.91%	6.73%	6.16%	6.29%	5.56%	5.26%	5.25%	4.57%	4.43%	4.52%	4.40%
2006	7.20%	7.36%	6.97%	6.61%	6.48%	5.77%	5.64%	5.41%	4.78%	4.71%	4.93%	4.73%
Prior to 2006	5.72%	5.97%	5.76%	5.35%	5.46%	4.71%	4.60%	4.48%	3.95%	4.06%	3.99%	3.93%
Total	5.97%	6.21%	6.02%	5.60%	5.67%	4.94%	4.78%	4.67%	4.13%	4.18%	4.18%	4.11%

Percentage of Total Receivables Delinquent 30+ Days (1)	Jan-11	Feb-11	Mar-11	Apr-11	May-11	Jun-11	Jul-11	Aug-11	Sep-11	Oct-11	Nov-11	Dec-11
2010
2009	2.82%	2.74%	2.57%	2.42%	2.25%	2.21%	2.21%	2.27%	2.31%	2.40%	2.41%	2.39%
2008	3.58%	3.45%	3.20%	2.98%	2.79%	2.70%	2.67%	2.65%	2.69%	2.74%	2.75%	2.67%
2007	3.84%	3.69%	3.43%	3.19%	2.97%	2.89%	2.82%	2.76%	2.81%	2.80%	2.79%	2.74%
2006	4.02%	3.88%	3.64%	3.38%	3.14%	3.04%	2.98%	2.91%	2.96%	2.97%	2.97%	2.91%
Prior to 2006	3.22%	3.13%	2.94%	2.74%	2.54%	2.47%	2.40%	2.35%	2.41%	2.42%	2.41%	2.35%
Total	3.39%	3.29%	3.08%	2.86%	2.66%	2.59%	2.52%	2.48%	2.53%	2.55%	2.54%	2.48%

Yield from Finance Charges, Fees, and Interchange (1)	Jan-11	Feb-11	Mar-11	Apr-11	May-11	Jun-11	Jul-11	Aug-11	Sep-11	Oct-11	Nov-11	Dec-11
2010
2009	17.24%	19.04%	19.95%	18.17%	19.47%	19.77%	18.38%	17.71%	17.27%	16.76%	17.03%	17.27%
2008	16.29%	17.54%	17.65%	16.40%	17.22%	17.17%	16.59%	16.28%	16.25%	15.80%	15.95%	15.97%
2007	17.12%	18.55%	18.76%	17.38%	18.20%	18.22%	17.58%	17.34%	17.35%	16.85%	17.07%	17.08%
2006	16.49%	17.97%	18.05%	16.75%	17.66%	17.74%	17.19%	16.84%	16.94%	16.36%	16.45%	16.50%
Prior to 2006	17.54%	19.05%	19.37%	18.05%	18.81%	18.87%	18.18%	17.85%	17.93%	17.52%	17.74%	17.94%
Total	17.25%	18.74%	19.02%	17.69%	18.49%	18.54%	17.87%	17.53%	17.58%	17.14%	17.33%	17.48%

Receivables Principal Payment Rate (1)	Jan-11	Feb-11	Mar-11	Apr-11	May-11	Jun-11	Jul-11	Aug-11	Sep-11	Oct-11	Nov-11	Dec-11
2010
2009	31.31%	29.33%	33.04%	30.87%	32.93%	32.25%	31.75%	31.70%	30.74%	29.93%	29.06%	30.43%
2008	23.17%	21.69%	24.67%	22.94%	24.56%	24.21%	24.09%	23.94%	23.32%	22.61%	21.90%	22.94%
2007	23.69%	22.29%	25.23%	23.54%	25.05%	24.73%	24.62%	24.65%	23.99%	23.31%	22.75%	23.89%
2006	19.64%	18.62%	21.22%	19.74%	21.15%	20.91%	20.92%	20.78%	20.33%	19.71%	19.33%	20.30%
Prior to 2006	24.15%	22.23%	24.97%	23.31%	25.48%	25.23%	25.37%	25.05%	24.70%	24.13%	23.44%	24.92%
Total	23.73%	22.00%	24.80%	23.14%	25.11%	24.83%	24.89%	24.65%	24.21%	23.60%	22.95%	24.29%

A-III-3

Percentage of Total Accounts making Minimum Payment (1)	2011
	Jan-11	Feb-11	Mar-11	Apr-11	May-11	Jun-11	Jul-11	Aug-11	Sep-11	Oct-11	Nov-11	Dec-11
2010
2009	3.65%	3.68%	3.72%	3.54%	3.79%	3.84%	3.95%	3.84%	3.94%	3.88%	3.94%	4.31%
2008	4.95%	4.99%	5.05%	4.67%	5.03%	4.97%	5.11%	4.99%	5.14%	5.04%	5.14%	5.54%
2007	5.31%	5.34%	5.62%	5.04%	5.36%	5.28%	5.40%	5.24%	5.40%	5.31%	5.39%	5.90%
2006	6.14%	6.17%	6.39%	5.78%	6.05%	5.95%	6.08%	5.91%	6.06%	5.99%	6.03%	6.51%
Prior to 2006	4.77%	4.82%	4.96%	4.50%	4.66%	4.56%	4.64%	4.55%	4.63%	4.55%	4.59%	4.88%
Total	4.97%	5.01%	5.16%	4.69%	4.90%	4.82%	4.92%	4.80%	4.91%	4.83%	4.88%	5.22%

Percentage of Total Accounts making Full Payment (1)	Jan-11	Feb-11	Mar-11	Apr-11	May-11	Jun-11	Jul-11	Aug-11	Sep-11	Oct-11	Nov-11	Dec-11
2010
2009	24.67%	24.70%	24.76%	25.13%	24.91%	24.64%	24.13%	23.87%	23.64%	23.22%	23.19%	23.45%
2008	22.08%	22.15%	21.90%	22.42%	22.36%	21.90%	21.51%	21.40%	21.31%	20.89%	20.80%	20.65%
2007	20.89%	20.97%	20.10%	21.36%	20.72%	20.38%	20.05%	20.04%	19.96%	19.63%	19.59%	19.96%
2006	17.72%	17.86%	17.19%	18.35%	18.16%	17.88%	17.58%	17.58%	17.47%	17.19%	17.16%	17.26%
Prior to 2006	24.47%	24.37%	23.85%	24.62%	24.55%	24.37%	24.07%	24.14%	23.85%	23.51%	23.54%	23.45%
Total	23.04%	23.01%	22.49%	23.32%	23.17%	22.93%	22.61%	22.62%	22.41%	22.07%	22.07%	22.07%

(1) Based on the Pool Balance, which includes the outstanding principal amount of the First USA collateral certificate and the outstanding amount of principal receivables in the issuing entity, as applicable.

A-III-4

Chase Issuance Trust Portfolio

Static Pool Data

(dollars in thousands)

	2010
Principal Receivables Outstanding (1)	Jan-10	Feb-10	Mar-10	Apr-10	May-10	Jun-10	Jul-10	Aug-10	Sep-10	Oct-10	Nov-10	Dec-10
2009	$ 2,053,148	$ 2,001,520	$ 1,863,007	$ 1,868,001	$ 1,881,401	$ 1,869,400	$ 1,861,481	$ 1,755,966	$ 1,725,099	$ 1,587,799	$ 1,612,744	$ 1,656,933
2008	8,067,156	7,768,902	7,131,501	7,032,654	6,973,684	6,876,558	6,795,180	6,296,574	6,160,457	5,636,014	5,660,622	5,742,149
2007	8,400,787	8,122,733	7,465,271	7,347,142	7,251,759	7,118,913	7,006,097	6,479,430	6,324,621	5,764,772	5,780,887	5,850,205
2006	9,127,811	8,833,297	8,090,692	7,930,257	7,797,313	7,650,297	7,519,474	6,937,290	6,775,556	6,171,058	6,158,951	6,212,491
2005	8,220,642	7,951,063	7,280,554	7,138,890	7,021,457	6,891,387	6,769,194	6,262,842	6,111,417	5,567,494	5,557,291	5,613,622
Prior to 2005	48,741,714	47,252,878	43,500,393	42,839,402	42,110,297	41,350,632	40,556,476	37,310,138	36,327,837	33,081,005	33,057,384	33,608,771

Total	$84,611,258	$81,930,393	$75,331,418	$74,156,346	$73,035,911	$71,757,187	$70,507,902	$65,042,240	$63,424,987	$57,808,142	$57,827,879	$58,684,171

Total Receivables Outstanding (1)	Jan-10	Feb-10	Mar-10	Apr-10	May-10	Jun-10	Jul-10	Aug-10	Sep-10	Oct-10	Nov-10	Dec-10
2009	$ 2,110,074	$ 2,063,049	$ 1,918,656	$ 1,924,866	$ 1,942,344	$ 1,930,892	$ 1,917,756	$ 1,803,602	$ 1,769,455	$ 1,626,134	$ 1,650,164	$ 1,692,499
2008	8,360,322	8,067,306	7,395,223	7,296,898	7,238,795	7,142,913	7,039,333	6,506,065	6,357,354	5,806,621	5,826,675	5,899,936
2007	8,798,705	8,520,323	7,813,707	7,690,694	7,591,623	7,456,793	7,318,175	6,748,404	6,578,807	5,986,327	5,996,418	6,055,718
2006	9,644,227	9,345,781	8,541,247	8,372,593	8,231,606	8,079,015	7,917,272	7,282,227	7,102,361	6,456,472	6,435,869	6,476,815
2005	8,708,838	8,434,373	7,706,377	7,556,160	7,429,538	7,293,340	7,141,842	6,587,705	6,418,443	5,834,966	5,816,375	5,860,294
Prior to 2005	52,414,632	50,884,165	46,732,740	45,997,555	45,192,739	44,372,145	43,379,412	39,766,913	38,658,200	35,122,524	35,033,258	35,496,948

Total	$90,036,798	$87,314,997	$80,107,950	$78,838,766	$77,626,645	$76,275,098	$74,713,790	$68,694,916	$66,884,620	$60,833,044	$60,758,759	$61,482,210

Net Losses as a percentage of Principal Receivables Outstanding (1)	Jan-10	Feb-10	Mar-10	Apr-10	May-10	Jun-10	Jul-10	Aug-10	Sep-10	Oct-10	Nov-10	Dec-10
2009	3.53%	4.15%	4.93%	5.37%	5.72%	5.57%	5.59%	6.04%	5.57%	5.11%	5.51%	5.64%
2008	9.57%	8.61%	8.85%	8.76%	8.76%	8.21%	7.87%	8.18%	8.01%	7.14%	7.36%	7.23%
2007	12.08%	10.31%	10.16%	10.04%	10.24%	9.29%	8.70%	8.91%	8.57%	7.64%	8.09%	7.81%
2006	13.58%	11.46%	11.23%	11.18%	11.10%	10.44%	9.60%	9.81%	9.38%	8.41%	8.61%	8.43%
2005	12.21%	10.15%	10.21%	9.72%	9.64%	9.24%	8.75%	8.78%	8.46%	7.56%	7.56%	7.42%
Prior to 2005	10.52%	8.76%	9.26%	8.54%	8.38%	7.85%	7.50%	7.75%	7.30%	6.60%	6.71%	6.54%
Total	10.91%	9.21%	9.51%	9.03%	8.95%	8.38%	7.95%	8.18%	7.78%	7.00%	7.16%	6.99%

Percentage of Total Receivables Delinquent 30+ Days (1)	Jan-10	Feb-10	Mar-10	Apr-10	May-10	Jun-10	Jul-10	Aug-10	Sep-10	Oct-10	Nov-10	Dec-10
2009	2.82%	3.00%	3.10%	3.12%	3.07%	3.14%	3.19%	3.10%	3.10%	3.14%	3.05%	2.87%
2008	4.64%	4.58%	4.50%	4.43%	4.28%	4.23%	4.19%	4.04%	4.00%	3.97%	3.86%	3.64%
2007	5.40%	5.24%	5.08%	4.93%	4.68%	4.58%	4.53%	4.34%	4.31%	4.29%	4.12%	3.92%
2006	5.96%	5.77%	5.60%	5.41%	5.19%	5.04%	4.97%	4.75%	4.67%	4.62%	4.45%	4.19%
2005	5.22%	5.08%	4.91%	4.78%	4.60%	4.47%	4.37%	4.20%	4.14%	4.08%	3.94%	3.72%
Prior to 2005	4.47%	4.39%	4.23%	4.11%	3.95%	3.87%	3.79%	3.60%	3.57%	3.53%	3.41%	3.22%
Total	4.75%	4.67%	4.51%	4.40%	4.22%	4.13%	4.06%	3.89%	3.82%	3.81%	3.68%	3.47%

Yield from Finance Charges, Fees, and Interchange (1)	Jan-10	Feb-10	Mar-10	Apr-10	May-10	Jun-10	Jul-10	Aug-10	Sep-10	Oct-10	Nov-10	Dec-10
2009	19.71%	22.24%	25.11%	23.60%	24.13%	25.05%	23.94%	23.08%	20.60%	19.70%	19.22%	19.56%
2008	17.86%	19.80%	21.56%	20.33%	20.19%	20.62%	20.21%	19.94%	18.79%	18.27%	17.82%	18.18%
2007	19.08%	20.77%	22.27%	20.76%	20.57%	21.07%	20.77%	20.61%	19.50%	19.09%	18.66%	19.09%
2006	17.67%	19.56%	20.93%	19.42%	19.26%	19.72%	19.49%	19.31%	18.52%	18.12%	17.73%	18.21%
2005	17.44%	19.55%	21.15%	19.69%	19.48%	19.84%	19.60%	19.47%	18.70%	18.32%	17.85%	18.43%
Prior to 2005	18.29%	20.84%	22.89%	21.48%	21.27%	21.67%	21.36%	21.17%	20.17%	19.73%	19.23%	20.00%
Total	18.21%	20.50%	22.38%	20.96%	20.78%	21.21%	20.89%	20.68%	19.66%	19.21%	18.74%	19.38%

Receivables Principal Payment Rate (1)	Jan-10	Feb-10	Mar-10	Apr-10	May-10	Jun-10	Jul-10	Aug-10	Sep-10	Oct-10	Nov-10	Dec-10
2009	31.33%	28.82%	33.44%	31.41%	31.98%	31.64%	31.37%	32.00%	30.84%	30.70%	29.44%	31.91%
2008	21.04%	19.37%	22.33%	21.13%	21.70%	21.79%	21.90%	22.60%	22.11%	22.10%	21.24%	23.35%
2007	20.11%	18.59%	21.39%	20.57%	21.45%	21.61%	21.85%	22.65%	22.19%	22.38%	21.64%	23.82%
2006	16.30%	15.16%	17.51%	16.82%	17.49%	17.62%	17.97%	18.59%	18.19%	18.38%	17.80%	19.65%
2005	16.64%	15.32%	17.80%	17.10%	17.78%	17.84%	18.22%	18.86%	18.46%	18.64%	18.01%	19.95%
Prior to 2005	20.49%	18.20%	20.92%	20.18%	21.45%	21.59%	22.22%	22.91%	22.66%	22.96%	22.15%	24.71%
Total	19.94%	18.00%	20.74%	19.93%	20.97%	21.09%	21.55%	22.25%	21.90%	22.12%	21.35%	23.69%

A-III-5

Percentage of Total Accounts making Minimum Payment (1)	2010
	Jan-10	Feb-10	Mar-10	Apr-10	May-10	Jun-10	Jul-10	Aug-10	Sep-10	Oct-10	Nov-10	Dec-10
2009	3.17%	3.24%	3.50%	3.41%	3.20%	3.59%	3.65%	3.69%	3.65%	3.60%	3.58%	3.92%
2008	4.85%	4.82%	4.99%	4.55%	4.56%	4.82%	5.03%	5.03%	5.06%	5.01%	4.96%	5.35%
2007	5.23%	5.32%	5.72%	4.96%	5.02%	5.37%	5.55%	5.51%	5.50%	5.42%	5.36%	5.74%
2006	6.32%	6.32%	6.68%	5.91%	5.94%	6.29%	6.47%	6.39%	6.40%	6.34%	6.22%	6.64%
2005	6.11%	6.17%	6.47%	5.71%	5.71%	5.90%	6.04%	5.94%	5.95%	5.88%	5.75%	6.15%
Prior to 2005	5.14%	5.15%	5.33%	4.80%	4.74%	4.82%	4.92%	4.84%	4.85%	4.79%	4.68%	4.96%
Total	5.28%	5.30%	5.54%	4.96%	4.93%	5.11%	5.24%	5.19%	5.19%	5.13%	5.03%	5.36%

Percentage of Total Accounts making Full Payment (1)	Jan-10	Feb-10	Mar-10	Apr-10	May-10	Jun-10	Jul-10	Aug-10	Sep-10	Oct-10	Nov-10	Dec-10
2009	25.88%	25.94%	25.93%	25.72%	25.56%	25.81%	25.20%	25.11%	25.08%	24.60%	24.73%	24.63%
2008	21.56%	21.92%	21.69%	21.90%	21.81%	22.18%	22.03%	22.19%	22.34%	22.05%	22.12%	22.00%
2007	19.65%	20.32%	19.36%	20.39%	20.34%	21.13%	20.99%	20.99%	21.12%	20.86%	21.01%	20.88%
2006	16.70%	17.01%	16.29%	17.23%	17.20%	17.83%	17.71%	17.72%	17.76%	17.58%	17.72%	17.67%
2005	17.66%	18.03%	17.35%	18.34%	18.33%	18.51%	18.32%	18.30%	18.33%	18.13%	18.19%	18.10%
Prior to 2005	25.66%	25.61%	25.16%	25.68%	25.85%	26.04%	25.83%	25.96%	25.98%	25.73%	25.77%	25.75%
Total	22.59%	22.79%	22.26%	22.88%	22.95%	23.33%	23.14%	23.21%	23.27%	23.02%	23.09%	23.04%

(1) Based on the Pool Balance, which includes the outstanding principal amount of the First USA collateral certificate and the outstanding amount of principal receivables in the issuing entity, as applicable.

A-III-6

Chase Issuance Trust Portfolio

Static Pool Data

(dollars in thousands)

	2009
Principal Receivables Outstanding (1)	Jan-09	Feb-09	Mar-09	Apr-09	May-09	Jun-09	Jul-09	Aug-09	Sep-09	Oct-09	Nov-09	Dec-09
2009									$ 1,203,800	$ 1,956,673	$ 2,036,631	$ 2,104,196
2008				$ 1,735,340	$ 1,756,009	$ 4,884,896	$ 8,676,499	$ 9,029,273	8,754,786	8,501,133	8,434,243	8,407,803
2007	$ 6,998,904	$ 6,802,332	$ 6,635,478	6,932,094	8,839,671	8,845,972	8,803,407	8,835,103	8,714,625	8,581,974	8,612,723	8,693,655
2006	10,409,649	10,147,259	9,897,435	9,845,410	9,919,568	9,847,898	9,734,412	9,705,355	9,538,843	9,382,056	9,371,084	9,431,029
2005	9,616,155	9,373,549	9,119,395	9,044,599	9,141,885	9,058,205	8,932,119	8,869,179	8,687,848	8,516,380	8,481,063	8,521,968
2004	7,775,606	7,581,959	7,385,102	7,345,798	7,385,524	7,328,747	7,218,988	7,159,390	6,987,147	6,835,210	6,808,489	6,847,191
Prior to 2004	42,074,631	43,994,906	42,008,950	41,387,321	45,343,043	45,736,856	43,749,455	43,417,974	43,092,721	41,333,965	43,697,456	43,992,085

Total	$76,874,945	$77,900,005	$75,046,360	$76,290,562	$82,385,700	$85,702,574	$87,114,880	$87,016,274	$86,979,770	$85,107,391	$87,441,689	$87,997,927

Total Receivables Outstanding (1)	Jan-09	Feb-09	Mar-09	Apr-09	May-09	Jun-09	Jul-09	Aug-09	Sep-09	Oct-09	Nov-09	Dec-09
2009									$ 1,228,756	$ 1,998,499	$ 2,084,947	$ 2,157,130
2008				$ 1,763,617	$ 1,786,175	$ 4,986,191	$ 8,868,518	$ 9,257,656	9,003,298	8,762,041	8,712,452	8,696,449
2007	$ 7,184,198	$ 6,997,686	$ 6,826,636	7,139,421	9,085,755	9,138,573	9,120,967	9,178,338	9,078,764	8,955,777	9,002,147	9,091,819
2006	10,765,302	10,513,920	10,256,431	10,217,416	10,301,776	10,277,374	10,184,969	10,178,786	10,028,986	9,878,951	9,882,741	9,949,633
2005	9,976,988	9,743,092	9,479,498	9,414,729	9,519,399	9,477,897	9,369,949	9,325,738	9,157,984	8,991,335	8,967,905	9,013,682
2004	8,092,103	7,905,390	7,700,158	7,668,261	7,712,495	7,689,410	7,594,518	7,549,860	7,387,331	7,238,763	7,220,698	7,262,615
Prior to 2004	43,690,898	45,787,622	43,765,044	43,193,288	47,379,721	48,089,606	46,183,856	46,030,127	46,000,970	44,307,737	46,956,353	47,274,886

Total	$79,709,489	$80,947,710	$78,027,767	$79,396,732	$85,785,321	$89,659,051	$91,322,777	$91,520,505	$91,886,089	$90,133,103	$92,827,243	$93,446,214

Net Losses as a percentage of Principal Receivables Outstanding (1)	Jan-09	Feb-09	Mar-09	Apr-09	May-09	Jun-09	Jul-09	Aug-09	Sep-09	Oct-09	Nov-09	Dec-09
2009									0.01%	1.04%	1.97%	2.77%
2008				0.06%	3.60%	1.95%	3.90%	5.25%	6.11%	6.29%	7.79%	6.93%
2007	5.06%	7.06%	8.40%	9.40%	8.41%	7.96%	7.85%	8.70%	8.11%	9.09%	10.26%	8.30%
2006	8.10%	8.57%	9.40%	10.63%	11.49%	11.58%	11.16%	12.08%	11.23%	10.74%	11.73%	9.14%
2005	6.86%	7.29%	8.08%	9.11%	9.91%	10.18%	9.71%	10.73%	9.87%	9.44%	10.32%	8.06%
2004	6.59%	6.65%	7.53%	8.81%	9.58%	9.55%	9.27%	10.18%	9.60%	9.31%	10.28%	7.74%
Prior to 2004	5.27%	5.44%	6.14%	7.06%	7.32%	7.19%	7.21%	8.05%	7.36%	7.32%	7.89%	6.38%
Total	5.94%	6.35%	7.13%	8.07%	8.36%	8.04%	7.92%	8.73%	8.12%	8.02%	8.81%	7.11%

Percentage of Total Receivables Delinquent 30+ Days (1)	Jan-09	Feb-09	Mar-09	Apr-09	May-09	Jun-09	Jul-09	Aug-09	Sep-09	Oct-09	Nov-09	Dec-09
2009									1.98%	2.03%	2.33%	2.56%
2008				2.78%	2.99%	3.42%	3.26%	3.76%	4.17%	4.55%	4.62%	4.72%
2007	5.02%	5.39%	5.64%	5.58%	4.48%	4.64%	4.51%	5.02%	5.42%	5.68%	5.61%	5.63%
2006	5.64%	5.96%	6.22%	6.28%	6.05%	5.97%	5.56%	5.88%	6.09%	6.30%	6.19%	6.23%
2005	4.84%	5.15%	5.42%	5.48%	5.28%	5.22%	4.87%	5.16%	5.34%	5.55%	5.47%	5.48%
2004	4.55%	4.88%	5.12%	5.19%	5.04%	5.01%	4.67%	4.96%	5.17%	5.39%	5.27%	5.29%
Prior to 2004	3.77%	4.02%	4.31%	4.39%	4.00%	3.99%	3.72%	3.99%	4.22%	4.55%	4.49%	4.56%
Total	4.35%	4.61%	4.89%	4.91%	4.52%	4.46%	4.16%	4.48%	4.69%	4.95%	4.90%	4.94%

Yield from Finance Charges, Fees, and Interchange (1)	Jan-09	Feb-09	Mar-09	Apr-09	May-09	Jun-09	Jul-09	Aug-09	Sep-09	Oct-09	Nov-09	Dec-09
2009									16.53%	18.23%	19.41%	20.87%
2008				17.73%	20.05%	13.91%	14.29%	13.94%	14.80%	15.65%	16.61%	18.28%
2007	14.53%	15.91%	17.00%	16.15%	16.16%	16.06%	18.28%	18.18%	18.56%	18.85%	19.25%	20.35%
2006	13.86%	14.73%	15.59%	14.75%	15.24%	14.81%	17.20%	16.91%	17.35%	17.56%	17.80%	18.88%
2005	13.44%	14.36%	15.23%	14.34%	14.72%	14.32%	16.68%	16.50%	16.96%	17.20%	17.54%	18.69%
2004	13.43%	14.41%	15.30%	14.36%	14.71%	14.37%	16.64%	16.56%	17.14%	17.47%	18.00%	19.19%
Prior to 2004	13.42%	14.38%	15.29%	14.28%	14.73%	14.31%	16.67%	16.67%	17.21%	17.74%	18.17%	19.72%
Total	13.58%	14.56%	15.47%	14.56%	15.05%	14.54%	16.72%	16.54%	17.08%	17.56%	18.04%	19.44%

A-III-7

	2009
Receivables Principal Payment Rate (1)	Jan-09	Feb-09	Mar-09	Apr-09	May-09	Jun-09	Jul-09	Aug-09	Sep-09	Oct-09	Nov-09	Dec-09
2009									28.77%	31.97%	30.74%	33.35%
2008				34.73%	39.49%	23.97%	21.52%	19.92%	20.09%	20.47%	19.46%	21.61%
2007	20.02%	18.51%	21.20%	19.67%	20.14%	19.54%	20.05%	19.51%	19.33%	19.53%	18.56%	20.50%
2006	15.00%	14.16%	16.38%	14.89%	15.69%	15.19%	15.93%	15.48%	15.46%	15.64%	14.95%	16.54%
2005	14.95%	14.07%	16.35%	14.93%	15.69%	15.20%	16.05%	15.60%	15.62%	15.84%	15.18%	16.83%
2004	16.88%	15.62%	18.07%	16.52%	17.40%	16.95%	17.96%	17.51%	17.64%	17.88%	17.18%	19.07%
Prior to 2004	18.33%	16.54%	18.98%	17.52%	19.14%	18.46%	20.29%	20.44%	21.01%	20.37%	19.50%	20.85%
Total	17.49%	16.01%	18.43%	17.16%	18.70%	17.99%	19.22%	19.01%	19.37%	19.35%	18.57%	20.19%

Percentage of Total Accounts making Minimum Payment (1)	Jan-09	Feb-09	Mar-09	Apr-09	May-09	Jun-09	Jul-09	Aug-09	Sep-09	Oct-09	Nov-09	Dec-09
2009									3.06%	3.05%	3.09%	3.42%
2008				2.88%	3.38%	6.97%	4.49%	4.61%	4.77%	4.95%	4.88%	5.24%
2007	4.60%	4.57%	5.46%	4.37%	4.52%	6.90%	4.70%	4.73%	5.02%	5.22%	5.22%	5.64%
2006	5.39%	5.42%	6.74%	5.51%	5.83%	8.22%	6.00%	5.87%	6.20%	6.43%	6.35%	6.83%
2005	4.94%	5.14%	6.56%	5.34%	5.61%	7.85%	5.78%	5.64%	6.13%	6.32%	6.19%	6.60%
2004	4.65%	4.85%	6.15%	5.11%	5.37%	7.45%	5.50%	5.38%	5.90%	6.05%	5.91%	6.29%
Prior to 2004	3.59%	3.92%	4.91%	3.99%	4.39%	6.09%	4.50%	4.40%	5.09%	5.28%	5.12%	5.44%
Total	4.21%	4.45%	5.56%	4.48%	4.81%	6.83%	4.93%	4.86%	5.31%	5.46%	5.35%	5.71%

Percentage of Total Accounts making Full Payment (1)	Jan-09	Feb-09	Mar-09	Apr-09	May-09	Jun-09	Jul-09	Aug-09	Sep-09	Oct-09	Nov-09	Dec-09
2009									29.42%	27.66%	26.75%	26.15%
2008				34.96%	34.57%	24.35%	22.13%	21.95%	21.87%	21.67%	21.60%	21.57%
2007	20.14%	20.27%	18.93%	21.02%	20.59%	20.03%	19.81%	19.44%	19.73%	19.63%	19.65%	19.60%
2006	15.62%	15.93%	15.83%	17.28%	17.39%	16.99%	16.90%	16.66%	16.88%	16.76%	16.74%	16.70%
2005	14.89%	15.56%	16.12%	17.53%	17.78%	17.55%	17.44%	17.20%	17.83%	17.71%	17.72%	17.66%
2004	16.23%	16.95%	18.26%	19.31%	19.64%	19.37%	19.27%	19.09%	19.78%	19.62%	19.60%	19.55%
Prior to 2004	20.58%	22.10%	22.88%	24.23%	25.92%	25.85%	25.85%	25.81%	26.94%	26.81%	26.98%	26.94%
Total	18.70%	19.68%	20.16%	21.92%	22.71%	22.39%	22.13%	21.97%	22.75%	22.64%	22.74%	22.66%

(1) Based on the Pool Balance, which includes the outstanding principal amount of the First USA collateral certificate, the Chase collateral certificate and the outstanding amount of principal receivables in the issuing entity, as applicable.

A-III-8

Chase Issuance Trust Portfolio

Static Pool Data

(dollars in thousands)

	2008
Principal Receivables Outstanding (1)	Jan-08	Feb-08	Mar-08	Apr-08	May-08	Jun-08	Jul-08	Aug-08	Sep-08	Oct-08	Nov-08	Dec-08
2007					$ 738,684	$ 733,378	$ 722,906	$ 3,036,006	$ 4,787,777	$ 4,684,510	$ 7,134,434	$ 7,206,562
2006	$ 8,099,738	$ 7,749,647	$ 7,470,106	$ 8,382,848	9,937,339	9,976,345	9,959,222	10,327,459	10,617,840	10,497,372	10,496,247	10,639,403
2005	9,885,277	9,661,267	9,474,567	9,462,377	9,413,569	9,511,874	9,564,647	9,751,623	9,818,546	9,725,267	9,742,696	9,865,289
2004	8,062,766	7,881,410	7,737,732	7,769,302	7,744,486	7,839,020	7,867,258	7,984,496	7,988,554	7,901,544	7,906,216	8,010,950
2003	4,742,929	4,521,491	4,481,731	4,609,483	4,827,059	4,893,829	4,872,505	5,234,121	5,291,569	5,245,605	5,082,939	4,981,548
Prior to 2003	40,174,119	37,893,775	37,690,755	38,768,869	41,313,084	41,561,216	40,923,465	44,575,406	45,155,854	44,776,532	42,459,707	40,693,396

Total	$70,964,829	$67,707,590	$66,854,891	$68,992,879	$73,974,221	$74,515,662	$73,910,003	$80,909,111	$83,660,140	$82,830,830	$82,822,239	$81,397,148

Total Receivables Outstanding (1)	Jan-08	Feb-08	Mar-08	Apr-08	May-08	Jun-08	Jul-08	Aug-08	Sep-08	Oct-08	Nov-08	Dec-08
2007					$ 752,895	$ 749,281	$ 739,726	$ 3,100,064	$ 4,892,427	$ 4,794,335	$ 7,300,025	$ 7,380,194
2006	$ 8,285,967	$ 7,946,621	$ 7,665,709	$ 8,610,166	10,200,840	10,251,849	10,240,125	10,626,760	10,941,444	10,823,396	10,836,868	10,984,802
2005	10,196,164	9,976,053	9,780,195	9,775,964	9,725,854	9,831,249	9,885,217	10,080,896	10,161,095	10,066,587	10,094,497	10,218,791
2004	8,350,621	8,172,119	8,020,198	8,057,372	8,031,480	8,130,928	8,158,540	8,280,899	8,293,395	8,204,450	8,216,970	8,322,179
2003	4,795,632	4,591,970	4,549,432	4,682,545	4,917,425	4,986,642	4,966,244	5,338,597	5,401,462	5,354,971	5,198,632	5,100,532
Prior to 2003	40,895,518	38,805,362	38,592,043	39,728,086	42,538,764	42,807,014	42,172,439	45,984,719	46,607,205	46,225,566	43,934,247	42,167,947

Total	$72,523,902	$69,492,125	$68,607,577	$70,854,133	$76,167,258	$76,756,963	$76,162,291	$83,411,935	$86,297,028	$85,469,305	$85,581,239	$84,174,445

Net Losses as a percentage of Principal Receivables Outstanding (1)	Jan-08	Feb-08	Mar-08	Apr-08	May-08	Jun-08	Jul-08	Aug-08	Sep-08	Oct-08	Nov-08	Dec-08
2007					1.30%	1.80%	1.34%	2.47%	1.79%	1.76%	3.24%	3.77%
2006	1.87%	2.03%	4.25%	4.90%	4.97%	5.27%	5.07%	6.46%	6.16%	5.81%	6.93%	7.29%
2005	4.05%	4.85%	5.27%	5.49%	5.64%	5.94%	5.41%	5.99%	5.54%	5.33%	6.02%	6.16%
2004	3.23%	4.31%	4.81%	5.34%	5.24%	5.44%	5.23%	5.56%	5.28%	5.15%	5.66%	5.98%
2003	3.19%	3.54%	3.90%	3.84%	4.21%	4.22%	4.13%	4.56%	4.30%	3.99%	4.87%	5.03%
Prior to 2003	3.73%	3.35%	3.63%	3.72%	3.95%	4.12%	3.84%	4.47%	4.07%	3.88%	4.60%	4.80%
Total	3.49%	3.52%	4.09%	4.30%	4.43%	4.63%	4.34%	4.98%	4.55%	4.30%	5.05%	5.32%

Percentage of Total Receivables Delinquent 30+ Days (1)	Jan-08	Feb-08	Mar-08	Apr-08	May-08	Jun-08	Jul-08	Aug-08	Sep-08	Oct-08	Nov-08	Dec-08
2007					2.43%	2.98%	3.64%	2.77%	2.89%	3.70%	3.82%	4.39%
2006	3.01%	3.55%	3.87%	3.76%	3.63%	3.78%	4.02%	4.10%	4.30%	4.64%	4.99%	5.25%
2005	3.62%	3.67%	3.69%	3.66%	3.61%	3.52%	3.52%	3.55%	3.70%	3.95%	4.23%	4.45%
2004	3.38%	3.48%	3.52%	3.46%	3.41%	3.34%	3.32%	3.37%	3.51%	3.73%	4.01%	4.19%
2003	2.92%	2.93%	2.99%	2.96%	2.77%	2.78%	2.83%	2.77%	2.90%	3.15%	3.39%	3.57%
Prior to 2003	2.95%	2.89%	2.98%	2.97%	2.76%	2.75%	2.78%	2.70%	2.80%	3.01%	3.24%	3.41%
Total	3.10%	3.15%	3.25%	3.22%	3.05%	3.05%	3.11%	3.04%	3.18%	3.43%	3.71%	3.95%

Yield from Finance Charges, Fees, and Interchange (1)	Jan-08	Feb-08	Mar-08	Apr-08	May-08	Jun-08	Jul-08	Aug-08	Sep-08	Oct-08	Nov-08	Dec-08
2007					14.29%	16.06%	16.24%	15.71%	15.94%	16.75%	14.98%	16.06%
2006	15.22%	15.27%	15.59%	15.21%	15.78%	15.97%	15.74%	15.36%	15.24%	15.82%	14.64%	15.39%
2005	16.77%	17.32%	17.08%	16.17%	16.21%	16.34%	16.20%	15.67%	15.35%	15.71%	14.48%	15.14%
2004	17.18%	17.65%	17.39%	16.44%	16.48%	16.65%	16.45%	15.85%	15.42%	15.74%	14.55%	15.24%
2003	16.96%	17.61%	17.40%	16.21%	16.32%	16.36%	16.11%	15.54%	15.13%	15.59%	14.40%	15.11%
Prior to 2003	16.60%	17.01%	17.01%	15.82%	15.97%	16.04%	15.87%	15.36%	14.93%	15.42%	14.18%	14.93%
Total	16.57%	16.97%	16.93%	15.89%	16.04%	16.16%	15.97%	15.47%	15.12%	15.62%	14.39%	15.15%

Receivables Principal Payment Rate (1)	Jan-08	Feb-08	Mar-08	Apr-08	May-08	Jun-08	Jul-08	Aug-08	Sep-08	Oct-08	Nov-08	Dec-08
2007					19.80%	20.39%	20.38%	21.91%	21.52%	23.39%	19.10%	20.72%
2006	18.32%	17.74%	18.60%	16.70%	17.33%	16.76%	16.74%	16.33%	15.78%	16.75%	14.37%	15.38%
2005	18.17%	17.04%	18.25%	17.26%	17.92%	17.41%	17.59%	16.73%	15.90%	16.51%	14.20%	15.32%
2004	20.49%	18.94%	20.25%	19.11%	20.02%	19.49%	19.86%	18.75%	17.81%	18.33%	15.84%	17.18%
2003	23.96%	21.82%	23.38%	21.82%	23.10%	22.52%	22.79%	21.65%	20.62%	21.39%	18.50%	21.00%
Prior to 2003	20.37%	18.18%	19.61%	18.46%	19.63%	19.30%	19.71%	18.88%	17.98%	19.12%	16.52%	18.99%
Total	20.10%	18.31%	19.63%	18.38%	19.39%	18.96%	19.27%	18.53%	17.75%	18.83%	16.26%	18.20%

A-III-9

Percentage of Total Accounts making Minimum Payment (1)	2008
	Jan-08	Feb-08	Mar-08	Apr-08	May-08	Jun-08	Jul-08	Aug-08	Sep-08	Oct-08	Nov-08	Dec-08
2007					4.51%	4.47%	4.56%	4.25%	4.20%	4.51%	4.54%	5.02%
2006	5.64%	5.37%	5.32%	5.01%	4.91%	4.86%	5.06%	4.98%	5.01%	5.24%	5.05%	5.66%
2005	4.53%	4.45%	4.45%	4.23%	4.36%	4.34%	4.55%	4.49%	4.55%	4.76%	4.56%	5.11%
2004	4.20%	4.13%	4.13%	3.91%	4.05%	4.02%	4.21%	4.12%	4.19%	4.42%	4.18%	4.69%
2003	3.51%	3.47%	3.54%	3.30%	3.44%	3.40%	3.60%	3.50%	3.58%	3.80%	3.55%	4.02%
Prior to 2003	3.15%	3.14%	3.21%	2.98%	3.13%	3.08%	3.20%	3.10%	3.13%	3.33%	3.10%	3.46%
Total	3.71%	3.67%	3.75%	3.52%	3.65%	3.62%	3.78%	3.69%	3.74%	3.95%	3.77%	4.23%

Percentage of Total Accounts making Full Payment (1)	Jan-08	Feb-08	Mar-08	Apr-08	May-08	Jun-08	Jul-08	Aug-08	Sep-08	Oct-08	Nov-08	Dec-08
2007					19.37%	18.70%	18.01%	20.64%	21.56%	20.98%	20.33%	20.09%
2006	16.30%	16.55%	16.68%	16.26%	16.21%	15.70%	15.21%	15.51%	15.86%	15.51%	15.29%	15.28%
2005	15.52%	15.51%	15.53%	15.54%	15.49%	15.18%	14.95%	14.91%	14.88%	14.53%	14.39%	14.41%
2004	16.41%	16.38%	16.38%	16.50%	16.46%	16.19%	15.94%	15.86%	15.74%	15.43%	15.34%	15.34%
2003	18.19%	18.31%	18.40%	18.55%	18.64%	18.44%	18.16%	18.21%	18.21%	17.86%	17.79%	17.87%
Prior to 2003	18.78%	18.80%	18.81%	18.87%	19.07%	18.95%	18.79%	18.96%	19.07%	18.75%	18.66%	18.88%
Total	17.81%	17.83%	17.77%	17.79%	17.94%	17.68%	17.44%	17.72%	17.93%	17.58%	17.53%	17.60%

(1) Based on the Pool Balance, which includes the outstanding principal amount of the First USA collateral certificate, the Chase collateral certificate and the outstanding amount of principal receivables in the issuing entity, as applicable.

A-III-10

Chase Issuance Trust Portfolio

Static Pool Data

(dollars in thousands)

	2007
Principal Receivables Outstanding (1)	Jan-07	Feb-07	Mar-07	Apr-07	May-07	Jun-07	Jul-07	Aug-07	Sep-07	Oct-07	Nov-07	Dec-07
2006						$ 1,485,802	$ 1,469,148	$ 1,465,431	$ 1,446,430	$ 1,436,683	$ 5,596,032	$ 7,124,332
2005	$ 4,521,357	$ 5,261,514	$ 7,565,493	$ 7,498,936	$ 7,433,780	9,189,190	9,106,077	9,067,528	8,954,565	9,866,988	9,914,591	10,100,337
2004	6,113,639	5,976,210	5,802,203	5,771,680	5,725,091	5,691,852	5,652,316	5,633,131	5,555,772	8,008,513	8,078,446	8,259,143
2003	3,687,744	3,657,527	3,612,517	3,793,936	3,808,187	3,827,280	3,838,868	3,868,879	3,848,465	4,620,173	4,672,480	4,754,822
2002	3,594,648	3,574,316	3,554,742	3,759,702	3,763,776	3,783,401	3,790,319	3,815,811	3,815,365	3,852,525	3,866,827	3,894,335
Prior to 2002	33,590,038	33,491,533	33,356,978	35,024,707	34,979,690	35,595,974	35,521,777	35,467,574	35,370,544	35,837,578	35,887,141	36,043,617

Total	$51,507,426	$51,961,100	$53,891,933	$55,848,961	$55,710,524	$59,573,499	$59,378,505	$59,318,354	$58,991,141	$63,622,460	$68,015,517	$70,176,586

Total Receivables Outstanding (1)	Jan-07	Feb-07	Mar-07	Apr-07	May-07	Jun-07	Jul-07	Aug-07	Sep-07	Oct-07	Nov-07	Dec-07
2006						$ 1,515,740	$ 1,500,790	$ 1,499,437	$ 1,483,688	$ 1,475,102	$ 5,730,038	$ 7,282,976
2005	$ 4,627,839	$ 5,396,189	$ 7,745,942	$ 7,691,663	$ 7,631,529	9,442,165	9,363,095	9,334,530	9,235,354	10,195,935	10,229,106	10,405,289
2004	6,295,351	6,164,103	5,980,720	5,954,739	5,907,765	5,879,776	5,839,340	5,823,555	5,752,344	8,320,133	8,373,067	8,542,231
2003	3,686,653	3,656,770	3,608,961	3,788,823	3,801,929	3,820,940	3,831,569	3,862,505	3,842,792	4,651,539	4,700,734	4,781,308
2002	3,581,883	3,561,033	3,539,741	3,742,579	3,745,866	3,765,973	3,771,984	3,798,081	3,797,568	3,839,477	3,852,255	3,878,679
Prior to 2002	33,921,288	33,834,224	33,692,533	35,372,044	35,329,633	35,982,798	35,911,754	35,861,062	35,772,473	36,279,249	36,314,673	36,462,027

Total	$52,113,014	$52,612,319	$54,567,897	$56,549,848	$56,416,722	$60,407,392	$60,218,532	$60,179,170	$59,884,219	$64,761,435	$69,199,873	$71,352,510

Net Losses as a percentage of Principal Receivables Outstanding (1)	Jan-07	Feb-07	Mar-07	Apr-07	May-07	Jun-07	Jul-07	Aug-07	Sep-07	Oct-07	Nov-07	Dec-07
2006						6.30%	0.72%	1.31%	1.29%	2.86%	1.52%	1.79%
2005	2.36%	2.60%	3.13%	2.37%	2.47%	2.86%	2.94%	3.19%	3.36%	3.52%	3.96%	4.58%
2004	3.56%	3.40%	3.61%	3.70%	3.57%	3.62%	3.56%	3.46%	3.53%	2.93%	3.02%	3.52%
2003	2.93%	3.07%	3.12%	3.40%	3.03%	3.29%	3.26%	3.14%	3.13%	2.67%	3.11%	3.40%
2002	3.76%	3.97%	3.82%	3.94%	3.81%	3.92%	3.75%	3.79%	3.65%	3.42%	4.14%	4.19%
Prior to 2002	3.61%	3.67%	3.72%	3.89%	3.58%	3.68%	3.64%	3.62%	3.57%	3.35%	3.76%	3.91%
Total	3.45%	3.52%	3.61%	3.63%	3.41%	3.56%	3.43%	3.46%	3.46%	3.28%	3.55%	3.75%

Percentage of Total Receivables Delinquent 30+ Days (1)	Jan-07	Feb-07	Mar-07	Apr-07	May-07	Jun-07	Jul-07	Aug-07	Sep-07	Oct-07	Nov-07	Dec-07
2006						1.48%	1.98%	2.40%	2.90%	3.20%	2.48%	2.68%
2005	2.48%	2.47%	2.20%	2.32%	2.42%	2.46%	2.66%	2.84%	3.10%	3.17%	3.35%	3.42%
2004	2.82%	2.84%	2.75%	2.66%	2.56%	2.61%	2.68%	2.74%	2.91%	2.71%	2.98%	3.11%
2003	2.56%	2.56%	2.53%	2.44%	2.35%	2.40%	2.44%	2.46%	2.63%	2.66%	2.82%	2.89%
2002	3.02%	2.97%	2.93%	2.83%	2.73%	2.78%	2.86%	2.84%	2.97%	3.15%	3.23%	3.24%
Prior to 2002	3.00%	2.98%	2.92%	2.82%	2.73%	2.75%	2.76%	2.71%	2.84%	2.97%	3.08%	3.09%
Total	2.91%	2.88%	2.77%	2.70%	2.64%	2.63%	2.71%	2.72%	2.88%	2.96%	3.05%	3.09%

Yield from Finance Charges, Fees, and Interchange (1), (2)	Jan-07	Feb-07	Mar-07	Apr-07	May-07	Jun-07	Jul-07	Aug-07	Sep-07	Oct-07	Nov-07	Dec-07
2006						10.78%	19.09%	18.98%	18.12%	18.58%	18.04%	16.84%
2005	15.46%	16.58%	17.23%	16.37%	16.90%	16.44%	17.65%	17.36%	16.75%	17.06%	20.37%	18.99%
2004	16.69%	17.78%	18.78%	18.01%	18.43%	18.13%	19.05%	18.64%	17.91%	17.61%	21.70%	20.01%
2003	17.11%	18.05%	19.03%	17.89%	18.14%	17.70%	18.55%	18.07%	17.37%	17.52%	21.13%	19.36%
2002	16.59%	17.33%	18.34%	17.07%	17.43%	17.01%	18.01%	17.38%	16.79%	17.15%	21.24%	19.38%
Prior to 2002	16.03%	16.62%	17.81%	16.67%	16.96%	16.58%	17.51%	17.13%	16.57%	16.82%	21.10%	19.24%
Total	16.18%	16.91%	17.98%	16.88%	17.21%	16.80%	17.81%	17.43%	16.83%	17.06%	20.91%	19.09%

Receivables Principal Payment Rate (1)	Jan-07	Feb-07	Mar-07	Apr-07	May-07	Jun-07	Jul-07	Aug-07	Sep-07	Oct-07	Nov-07	Dec-07
2006						16.85%	29.33%	28.41%	25.73%	26.55%	18.67%	17.85%
2005	21.68%	19.18%	20.90%	18.94%	19.71%	18.45%	19.93%	19.64%	17.96%	18.57%	16.93%	17.48%
2004	23.93%	21.10%	24.62%	23.02%	24.34%	23.16%	24.48%	24.20%	22.23%	21.50%	18.82%	19.62%
2003	28.24%	24.47%	28.45%	26.42%	28.12%	26.62%	28.38%	27.58%	25.28%	24.95%	21.97%	23.15%
2002	23.69%	20.52%	23.80%	22.14%	23.50%	22.47%	23.91%	23.17%	21.10%	21.93%	20.20%	21.33%
Prior to 2002	20.48%	17.39%	20.38%	19.04%	20.28%	19.45%	20.69%	20.29%	18.78%	19.62%	18.16%	19.33%
Total	21.79%	18.71%	21.72%	20.14%	21.37%	20.37%	21.85%	21.42%	19.73%	20.33%	18.47%	19.33%

A-III-11

Percentage of Total Accounts making Minimum Payment (1)	2007
	Jan-07	Feb-07	Mar-07	Apr-07	May-07	Jun-07	Jul-07	Aug-07	Sep-07	Oct-07	Nov-07	Dec-07
2006						4.31%	4.59%	4.44%	4.29%	4.53%	5.35%	5.87%
2005	4.84%	4.83%	5.53%	4.59%	4.69%	4.41%	4.70%	4.45%	4.35%	4.60%	4.45%	4.70%
2004	4.24%	4.10%	4.59%	3.94%	4.05%	3.94%	4.21%	3.98%	3.88%	4.32%	4.14%	4.37%
2003	3.39%	3.39%	3.78%	3.29%	3.43%	3.32%	3.54%	3.38%	3.32%	3.59%	3.44%	3.62%
2002	3.43%	3.41%	3.89%	3.34%	3.46%	3.31%	3.57%	3.40%	3.32%	3.54%	3.37%	3.55%
Prior to 2002	3.19%	3.16%	3.59%	3.08%	3.18%	3.06%	3.26%	3.08%	3.03%	3.19%	3.06%	3.21%
Total	3.50%	3.48%	4.02%	3.42%	3.52%	3.43%	3.65%	3.45%	3.39%	3.64%	3.62%	3.88%

Percentage of Total Accounts making Full Payment (1)	Jan-07	Feb-07	Mar-07	Apr-07	May-07	Jun-07	Jul-07	Aug-07	Sep-07	Oct-07	Nov-07	Dec-07
2006						24.31%	23.93%	23.22%	22.65%	22.27%	17.85%	16.77%
2005	17.65%	17.08%	16.24%	17.28%	17.00%	16.95%	16.61%	16.44%	16.21%	15.86%	15.68%	15.40%
2004	18.84%	19.04%	18.59%	19.65%	19.64%	19.18%	18.90%	18.84%	18.59%	16.96%	16.75%	16.45%
2003	21.09%	21.47%	21.34%	22.09%	22.13%	21.74%	21.47%	21.12%	20.90%	18.69%	18.54%	18.35%
2002	17.10%	17.63%	17.40%	18.08%	18.16%	17.82%	17.59%	17.26%	17.07%	16.69%	16.53%	16.37%
Prior to 2002	19.37%	19.55%	19.14%	19.82%	20.07%	19.66%	19.52%	19.44%	19.32%	19.22%	19.06%	18.98%
Total	19.12%	19.24%	18.70%	19.49%	19.61%	19.30%	19.10%	18.97%	18.79%	18.26%	18.00%	17.72%

(1) Based on the Pool Balance, which includes the outstanding principal amount of the First USA collateral certificate, the Chase collateral certificate and the outstanding amount of principal receivables in the issuing entity, as applicable.

(2) Yield reflects a change in payment allocation in November 2007 between certain fees and account balances. This change resulted in a one-time increase in cash yield which was realized in the months of November and December.

A-III-12

First USA Master Trust Portfolio

Static Pool Data

(dollars in thousands)

	2012
Principal Receivables Outstanding	Jan-12	Feb-12	Mar-12
2011
2010
2009
2008
2007
Prior to 2007	$1,373,683	$1,337,648	$1,318,380

Total	$1,373,683	$1,337,648	$1,318,380

Total Receivables Outstanding	Jan-12	Feb-12	Mar-12
2011
2010
2009
2008
2007
Prior to 2007	$1,445,811	$1,409,082	$1,387,329

Total	$1,445,811	$1,409,082	$1,387,329

Net Losses as a percentage of Principal Receivables Outstanding	Jan-12	Feb-12	Mar-12
2011
2010
2009
2008
2007
Prior to 2007	4.31%	3.98%	3.96%
Total	4.31%	3.98%	3.96%

Percentage of Total Receivables Delinquent 30+ Days	Jan-12	Feb-12	Mar-12
2011
2010
2009
2008
2007
Prior to 2007	2.38%	2.33%	2.27%
Total	2.38%	2.33%	2.27%

Yield from Finance Charges, Fees, and Interchange	Jan-12	Feb-12	Mar-12
2011
2010
2009
2008
2007
Prior to 2007	15.57%	16.66%	16.57%
Total	15.57%	16.66%	16.57%

Receivables Principal Payment Rate	Jan-12	Feb-12	Mar-12
2011
2010
2009
2008
2007
Prior to 2007	25.45%	23.62%	24.77%
Total	25.45%	23.62%	24.77%

A-III-13

	2012
Percentage of Total Accounts making Minimum Payment	Jan-12	Feb-12	Mar-12
2011
2010
2009
2008
2007
Prior to 2007	3.87%	3.80%	3.72%
Total	3.87%	3.80%	3.72%

Percentage of Total Accounts making Full Payment	Jan-12	Feb-12	Mar-12
2011
2010
2009
2008
2007
Prior to 2007	22.07%	21.96%	21.93%
Total	22.07%	21.96%	21.93%

A-III-14

First USA Master Trust Portfolio

Static Pool Data

(dollars in thousands)

	2011
Principal Receivables Outstanding	Jan-11	Feb-11	Mar-11	Apr-11	May-11	Jun-11	Jul-11	Aug-11	Sep-11	Oct-11	Nov-11	Dec-11
2010
2009
2008
2007
2006
Prior to 2006	$1,475,434	$1,428,331	$1,403,898	$1,397,124	$1,394,764	$1,390,802	$1,391,254	$1,404,369	$1,385,901	$1,379,341	$1,388,304	$1,419,875

Total	$1,475,434	$1,428,331	$1,403,898	$1,397,124	$1,394,764	$1,390,802	$1,391,254	$1,404,369	$1,385,901	$1,379,341	$1,388,304	$1,419,875

Total Receivables Outstanding	Jan-11	Feb-11	Mar-11	Apr-11	May-11	Jun-11	Jul-11	Aug-11	Sep-11	Oct-11	Nov-11	Dec-11
2010
2009
2008
2007
2006
Prior to 2006	$1,566,297	$1,517,722	$1,488,983	$1,481,131	$1,476,731	$1,471,312	$1,469,883	$1,482,133	$1,462,271	$1,454,379	$1,462,584	$1,492,881

Total	$1,566,297	$1,517,722	$1,488,983	$1,481,131	$1,476,731	$1,471,312	$1,469,883	$1,482,133	$1,462,271	$1,454,379	$1,462,584	$1,492,881

Net Losses as a percentage of Principal Receivables Outstanding	Jan-11	Feb-11	Mar-11	Apr-11	May-11	Jun-11	Jul-11	Aug-11	Sep-11	Oct-11	Nov-11	Dec-11
2010
2009
2008
2007
2006
Prior to 2006	6.17%	6.65%	5.92%	5.82%	5.68%	4.90%	4.86%	4.59%	4.04%	4.04%	3.92%	4.06%
Total	6.17%	6.65%	5.92%	5.82%	5.68%	4.90%	4.86%	4.59%	4.04%	4.04%	3.92%	4.06%

Percentage of Total Receivables Delinquent 30+ Days	Jan-11	Feb-11	Mar-11	Apr-11	May-11	Jun-11	Jul-11	Aug-11	Sep-11	Oct-11	Nov-11	Dec-11
2010
2009
2008
2007
2006
Prior to 2006	3.44%	3.33%	3.11%	2.91%	2.66%	2.56%	2.44%	2.36%	2.41%	2.39%	2.42%	2.34%
Total	3.44%	3.33%	3.11%	2.91%	2.66%	2.56%	2.44%	2.36%	2.41%	2.39%	2.42%	2.34%

Yield from Finance Charges, Fees, and Interchange	Jan-11	Feb-11	Mar-11	Apr-11	May-11	Jun-11	Jul-11	Aug-11	Sep-11	Oct-11	Nov-11	Dec-11
2010
2009
2008
2007
2006
Prior to 2006	15.63%	17.29%	17.49%	15.94%	16.82%	17.01%	16.48%	15.94%	16.58%	16.05%	15.91%	15.73%
Total	15.63%	17.29%	17.49%	15.94%	16.82%	17.01%	16.48%	15.94%	16.58%	16.05%	15.91%	15.73%

Receivables Principal Payment Rate	Jan-11	Feb-11	Mar-11	Apr-11	May-11	Jun-11	Jul-11	Aug-11	Sep-11	Oct-11	Nov-11	Dec-11
2010
2009
2008
2007
2006
Prior to 2006	23.43%	21.46%	24.12%	22.01%	24.45%	24.09%	24.41%	23.95%	23.90%	23.47%	22.64%	23.76%
Total	23.43%	21.46%	24.12%	22.01%	24.45%	24.09%	24.41%	23.95%	23.90%	23.47%	22.64%	23.76%

A-III-15

Percentage of Total Accounts making Minimum Payment	2011
	Jan-11	Feb-11	Mar-11	Apr-11	May-11	Jun-11	Jul-11	Aug-11	Sep-11	Oct-11	Nov-11	Dec-11
2010
2009
2008
2007
2006
Prior to 2006	4.02%	4.06%	4.17%	3.80%	3.94%	3.85%	3.89%	3.80%	3.90%	3.81%	3.84%	4.06%
Total	4.02%	4.06%	4.17%	3.80%	3.94%	3.85%	3.89%	3.80%	3.90%	3.81%	3.84%	4.06%

Percentage of Total Accounts making Full Payment	Jan-11	Feb-11	Mar-11	Apr-11	May-11	Jun-11	Jul-11	Aug-11	Sep-11	Oct-11	Nov-11	Dec-11
2010
2009
2008
2007
2006
Prior to 2006	22.91%	22.80%	22.37%	22.93%	22.93%	22.77%	22.50%	22.50%	22.33%	22.04%	22.09%	22.02%
Total	22.91%	22.80%	22.37%	22.93%	22.93%	22.77%	22.50%	22.50%	22.33%	22.04%	22.09%	22.02%

A-III-16

First USA Master Trust Portfolio

Static Pool Data

(dollars in thousands)

	2010
Principal Receivables Outstanding	Jan-10	Feb-10	Mar-10	Apr-10	May-10	Jun-10	Jul-10	Aug-10	Sep-10	Oct-10	Nov-10	Dec-10
2009
2008
2007
2006
2005
Prior to 2005	$3,748,905	$3,637,508	$1,732,491	$1,709,501	$1,682,264	$1,651,658	$1,614,535	$1,599,805	$1,553,798	$1,524,986	$1,520,582	$1,540,596

Total	$3,748,905	$3,637,508	$1,732,491	$1,709,501	$1,682,264	$1,651,658	$1,614,535	$1,599,805	$1,553,798	$1,524,986	$1,520,582	$1,540,596

Total Receivables Outstanding	Jan-10	Feb-10	Mar-10	Apr-10	May-10	Jun-10	Jul-10	Aug-10	Sep-10	Oct-10	Nov-10	Dec-10
2009
2008
2007
2006
2005
Prior to 2005	$4,009,267	$3,894,175	$1,849,974	$1,823,425	$1,792,553	$1,759,638	$1,719,762	$1,702,304	$1,653,836	$1,621,999	$1,615,983	$1,632,957

Total	$4,009,267	$3,894,175	$1,849,974	$1,823,425	$1,792,553	$1,759,638	$1,719,762	$1,702,304	$1,653,836	$1,621,999	$1,615,983	$1,632,957

Net Losses as a percentage of Principal Receivables Outstanding	Jan-10	Feb-10	Mar-10	Apr-10	May-10	Jun-10	Jul-10	Aug-10	Sep-10	Oct-10	Nov-10	Dec-10
2009
2008
2007
2006
2005
Prior to 2005	11.16%	9.14%	8.00%	9.40%	9.00%	8.12%	7.88%	8.57%	7.86%	7.50%	7.14%	6.52%
Total	11.16%	9.14%	8.00%	9.40%	9.00%	8.12%	7.88%	8.57%	7.86%	7.50%	7.14%	6.52%

Percentage of Total Receivables Delinquent 30+ Days	Jan-10	Feb-10	Mar-10	Apr-10	May-10	Jun-10	Jul-10	Aug-10	Sep-10	Oct-10	Nov-10	Dec-10
2009
2008
2007
2006
2005
Prior to 2005	4.79%	4.70%	4.52%	4.38%	4.19%	4.13%	4.06%	3.90%	3.89%	3.81%	3.66%	3.48%
Total	4.79%	4.70%	4.52%	4.38%	4.19%	4.13%	4.06%	3.90%	3.89%	3.81%	3.66%	3.48%

Yield from Finance Charges, Fees, and Interchange	Jan-10	Feb-10	Mar-10	Apr-10	May-10	Jun-10	Jul-10	Aug-10	Sep-10	Oct-10	Nov-10	Dec-10
2009
2008
2007
2006
2005
Prior to 2005	14.28%	16.49%	19.09%	16.32%	16.07%	16.11%	15.93%	16.14%	16.30%	16.26%	15.97%	16.64%
Total	14.28%	16.49%	19.09%	16.32%	16.07%	16.11%	15.93%	16.14%	16.30%	16.26%	15.97%	16.64%

Receivables Principal Payment Rate	Jan-10	Feb-10	Mar-10	Apr-10	May-10	Jun-10	Jul-10	Aug-10	Sep-10	Oct-10	Nov-10	Dec-10
2009
2008
2007
2006
2005
Prior to 2005	19.38%	16.99%	20.31%	18.78%	20.17%	20.26%	20.88%	21.27%	21.39%	21.46%	20.59%	22.83%
Total	19.38%	16.99%	20.31%	18.78%	20.17%	20.26%	20.88%	21.27%	21.39%	21.46%	20.59%	22.83%

A-III-17

Percentage of Total Accounts making Minimum Payment	2010
	Jan-10	Feb-10	Mar-10	Apr-10	May-10	Jun-10	Jul-10	Aug-10	Sep-10	Oct-10	Nov-10	Dec-10
2009
2008
2007
2006
2005
Prior to 2005	4.55%	4.55%	4.70%	4.23%	4.18%	4.27%	4.33%	4.26%	4.24%	4.21%	4.12%	4.33%
Total	4.55%	4.55%	4.70%	4.23%	4.18%	4.27%	4.33%	4.26%	4.24%	4.21%	4.12%	4.33%

Percentage of Total Accounts making Full Payment	Jan-10	Feb-10	Mar-10	Apr-10	May-10	Jun-10	Jul-10	Aug-10	Sep-10	Oct-10	Nov-10	Dec-10
2009
2008
2007
2006
2005
Prior to 2005	23.00%	22.86%	22.52%	22.90%	23.12%	23.28%	23.16%	23.11%	23.16%	22.98%	23.00%	22.97%
Total	23.00%	22.86%	22.52%	22.90%	23.12%	23.28%	23.16%	23.11%	23.16%	22.98%	23.00%	22.97%

A-III-18

First USA Master Trust Portfolio

Static Pool Data

(dollars in thousands)

	2009
Principal Receivables Outstanding	Jan-09	Feb-09	Mar-09	Apr-09	May-09	Jun-09	Jul-09	Aug-09	Sep-09	Oct-09	Nov-09	Dec-09
2009
2008
2007
2006
2005
2004	$ 29,449	$ 15,977	$ 15,817	$ 16,200	$ 10,440	$ 10,550	$ 10,511	$ 10,428	$ 10,127	$ 9,990	$ 7,029	$ 7,107
Prior to 2004	18,799,790	10,360,476	10,103,856	10,049,455	6,238,759	6,202,840	6,108,538	6,037,822	5,881,709	5,739,535	3,892,199	3,907,452

Total	$18,829,239	$10,376,453	$10,119,673	$10,065,655	$6,249,199	$6,213,390	$6,119,049	$6,048,250	$5,891,836	$5,749,525	$3,899,228	$3,914,559

Total Receivables Outstanding	Jan-09	Feb-09	Mar-09	Apr-09	May-09	Jun-09	Jul-09	Aug-09	Sep-09	Oct-09	Nov-09	Dec-09
2009
2008
2007
2006
2005
2004	$ 30,301	$ 16,481	$ 16,350	$ 16,755	$ 10,767	$ 10,882	$ 10,842	$ 10,768	$ 10,450	$ 10,319	$ 7,278	$ 7,348
Prior to 2004	19,893,701	10,986,398	10,716,400	10,671,631	6,629,577	6,598,252	6,499,255	6,428,009	6,271,968	6,126,413	4,156,573	4,169,955

Total	$19,924,002	$11,002,879	$10,732,750	$10,688,386	$6,640,344	$6,609,134	$6,510,097	$6,438,777	$6,282,418	$6,136,732	$4,163,851	$4,177,303

Net Losses as a percentage of Principal Receivables Outstanding	Jan-09	Feb-09	Mar-09	Apr-09	May-09	Jun-09	Jul-09	Aug-09	Sep-09	Oct-09	Nov-09	Dec-09
2009
2008
2007
2006
2005
2004	6.61%	3.62%	3.40%	5.36%	2.10%	6.22%	4.71%	2.67%	9.91%	3.28%	8.90%	5.59%
Prior to 2004	5.69%	5.79%	6.57%	7.68%	8.53%	8.91%	8.34%	9.41%	8.92%	8.47%	9.29%	7.43%
Total	5.69%	5.78%	6.57%	7.68%	8.52%	8.90%	8.33%	9.40%	8.92%	8.46%	9.29%	7.43%

Percentage of Total Receivables Delinquent 30+ Days	Jan-09	Feb-09	Mar-09	Apr-09	May-09	Jun-09	Jul-09	Aug-09	Sep-09	Oct-09	Nov-09	Dec-09
2009
2008
2007
2006
2005
2004	3.40%	3.56%	3.79%	3.87%	4.08%	3.92%	3.70%	3.88%	3.25%	4.13%	3.99%	3.77%
Prior to 2004	4.02%	4.31%	4.61%	4.72%	4.67%	4.56%	4.23%	4.49%	4.67%	4.99%	4.99%	5.00%
Total	4.01%	4.31%	4.61%	4.72%	4.67%	4.56%	4.23%	4.49%	4.67%	4.99%	4.99%	5.00%

Yield from Finance Charges, Fees, and Interchange	Jan-09	Feb-09	Mar-09	Apr-09	May-09	Jun-09	Jul-09	Aug-09	Sep-09	Oct-09	Nov-09	Dec-09
2009
2008
2007
2006
2005
2004	15.44%	16.48%	21.00%	22.28%	19.42%	15.06%	16.15%	15.26%	16.58%	15.42%	15.37%	15.79%
Prior to 2004	12.85%	14.20%	14.43%	13.05%	13.83%	12.78%	14.50%	13.89%	14.06%	14.21%	14.45%	14.83%
Total	12.86%	14.20%	14.44%	13.06%	13.84%	12.78%	14.50%	13.89%	14.06%	14.21%	14.46%	14.83%

A-III-19

	2009
Receivables Principal Payment Rate	Jan-09	Feb-09	Mar-09	Apr-09	May-09	Jun-09	Jul-09	Aug-09	Sep-09	Oct-09	Nov-09	Dec-09
2009
2008
2007
2006
2005
2004	34.11%	31.93%	35.56%	31.97%	37.38%	32.65%	35.14%	33.37%	34.79%	33.54%	32.02%	36.31%
Prior to 2004	16.55%	15.47%	17.32%	15.54%	17.24%	16.15%	17.51%	17.23%	17.47%	17.83%	17.52%	18.89%
Total	16.58%	15.50%	17.34%	15.57%	17.27%	16.17%	17.54%	17.25%	17.50%	17.86%	17.55%	18.92%

Percentage of Total Accounts making Minimum Payment	Jan-09	Feb-09	Mar-09	Apr-09	May-09	Jun-09	Jul-09	Aug-09	Sep-09	Oct-09	Nov-09	Dec-09
2009
2008
2007
2006
2005
2004	3.02%	3.20%	3.42%	3.44%	3.67%	5.77%	2.99%	2.98%	3.21%	3.27%	3.61%	3.61%
Prior to 2004	3.48%	3.77%	4.72%	3.82%	4.19%	5.62%	4.26%	4.13%	4.67%	4.83%	4.64%	4.93%
Total	3.48%	3.77%	4.71%	3.82%	4.19%	5.62%	4.26%	4.13%	4.67%	4.82%	4.64%	4.93%

Percentage of Total Accounts making Full Payment	Jan-09	Feb-09	Mar-09	Apr-09	May-09	Jun-09	Jul-09	Aug-09	Sep-09	Oct-09	Nov-09	Dec-09
2009
2008
2007
2006
2005
2004	32.81%	32.60%	31.15%	34.16%	34.16%	32.27%	31.81%	31.33%	32.17%	31.66%	32.41%	32.26%
Prior to 2004	18.43%	19.57%	20.27%	21.09%	22.50%	22.38%	22.37%	22.16%	23.41%	23.22%	23.15%	23.08%
Total	18.45%	19.58%	20.28%	21.11%	22.52%	22.39%	22.39%	22.17%	23.42%	23.23%	23.16%	23.10%

A-III-20

First USA Master Trust Portfolio

Static Pool Data

(dollars in thousands)

	2008
Principal Receivables Outstanding	Jan-08	Feb-08	Mar-08	Apr-08	May-08	Jun-08	Jul-08	Aug-08	Sep-08	Oct-08	Nov-08	Dec-08
2007
2006
2005
2004	$ 55,364	$ 46,475	$ 46,010	$ 46,641	$ 36,298	$ 36,839	$ 36,328	$ 31,280	$ 31,164	$ 30,332	$ 30,264	$ 30,655
2003	2,594,229	2,201,031	2,166,520	2,178,719	1,685,245	1,709,334	1,719,429	1,485,024	1,479,807	1,459,732	1,462,230	1,484,313
Prior to 2003	32,088,020	27,349,865	26,955,999	27,043,698	20,835,177	21,010,298	21,034,831	18,094,906	18,026,283	17,829,161	17,795,788	17,948,000

Total	$34,737,613	$29,597,371	$29,168,529	$29,269,058	$22,556,719	$22,756,471	$22,790,588	$19,611,210	$19,537,254	$19,319,225	$19,288,282	$19,462,968

Total Receivables Outstanding	Jan-08	Feb-08	Mar-08	Apr-08	May-08	Jun-08	Jul-08	Aug-08	Sep-08	Oct-08	Nov-08	Dec-08
2007
2006
2005
2004	$ 56,677	$ 47,649	$ 47,274	$ 47,937	$ 37,203	$ 37,756	$ 37,235	$ 32,078	$ 32,003	$ 31,153	$ 31,112	$ 31,509
2003	2,688,777	2,282,861	2,245,630	2,259,049	1,746,925	1,772,025	1,782,067	1,539,249	1,535,282	1,514,900	1,518,605	1,540,729
Prior to 2003	33,809,528	28,856,070	28,430,622	28,537,115	21,983,858	22,170,499	22,192,991	19,091,329	19,038,806	18,836,892	18,820,187	18,973,739

Total	$36,554,982	$31,186,580	$30,723,526	$30,844,100	$23,767,985	$23,980,280	$24,012,293	$20,662,656	$20,606,091	$20,382,945	$20,369,904	$20,545,977

Net Losses as a percentage of Principal Receivables Outstanding	Jan-08	Feb-08	Mar-08	Apr-08	May-08	Jun-08	Jul-08	Aug-08	Sep-08	Oct-08	Nov-08	Dec-08
2007
2006
2005
2004	3.16%	2.56%	4.02%	4.04%	2.43%	4.10%	1.98%	4.10%	1.96%	4.52%	1.67%	3.99%
2003	3.91%	4.27%	4.33%	4.62%	4.31%	4.49%	4.17%	4.74%	4.48%	4.37%	5.03%	5.09%
Prior to 2003	3.91%	4.20%	4.69%	4.71%	4.52%	4.91%	4.49%	4.97%	4.76%	4.44%	4.92%	5.29%
Total	3.91%	4.20%	4.66%	4.70%	4.50%	4.88%	4.46%	4.95%	4.73%	4.43%	4.93%	5.28%

Percentage of Total Receivables Delinquent 30+ Days	Jan-08	Feb-08	Mar-08	Apr-08	May-08	Jun-08	Jul-08	Aug-08	Sep-08	Oct-08	Nov-08	Dec-08
2007
2006
2005
2004	2.65%	2.61%	2.41%	2.32%	2.37%	1.92%	1.90%	2.14%	2.55%	2.72%	3.19%	3.29%
2003	3.09%	3.06%	3.05%	2.96%	2.90%	2.87%	2.90%	2.90%	3.01%	3.25%	3.41%	3.59%
Prior to 2003	3.26%	3.28%	3.26%	3.20%	3.12%	3.03%	3.01%	3.01%	3.08%	3.25%	3.48%	3.67%
Total	3.25%	3.26%	3.24%	3.18%	3.10%	3.02%	3.00%	3.00%	3.07%	3.25%	3.47%	3.67%

Yield from Finance Charges, Fees, and Interchange	Jan-08	Feb-08	Mar-08	Apr-08	May-08	Jun-08	Jul-08	Aug-08	Sep-08	Oct-08	Nov-08	Dec-08
2007
2006
2005
2004	19.51%	20.01%	23.30%	25.90%	22.61%	18.23%	18.28%	17.87%	17.01%	17.96%	16.40%	16.64%
2003	17.31%	17.85%	17.34%	15.90%	16.39%	15.85%	15.81%	15.23%	14.89%	15.33%	13.81%	14.23%
Prior to 2003	16.34%	16.66%	16.40%	15.06%	15.70%	15.22%	15.18%	14.70%	14.20%	14.75%	13.28%	13.65%
Total	16.42%	16.75%	16.48%	15.14%	15.76%	15.27%	15.23%	14.74%	14.26%	14.80%	13.32%	13.70%

Receivables Principal Payment Rate	Jan-08	Feb-08	Mar-08	Apr-08	May-08	Jun-08	Jul-08	Aug-08	Sep-08	Oct-08	Nov-08	Dec-08
2007
2006
2005
2004	43.16%	39.48%	40.52%	38.08%	40.91%	39.49%	40.84%	38.23%	36.13%	38.30%	32.88%	35.96%
2003	24.75%	22.60%	24.03%	22.38%	24.11%	23.08%	23.40%	22.44%	21.06%	21.95%	18.83%	20.39%
Prior to 2003	19.15%	17.12%	18.25%	17.02%	18.59%	17.86%	18.29%	17.44%	16.35%	17.14%	14.71%	15.88%
Total	19.61%	17.57%	18.71%	17.45%	19.04%	18.29%	18.71%	17.85%	16.74%	17.53%	15.05%	16.26%

A-III-21

Percentage of Total Accounts making Minimum Payment	2008
	Jan-08	Feb-08	Mar-08	Apr-08	May-08	Jun-08	Jul-08	Aug-08	Sep-08	Oct-08	Nov-08	Dec-08
2007
2006
2005
2004	3.06%	2.82%	2.80%	3.51%	3.63%	3.45%	3.26%	2.98%	3.00%	3.09%	2.89%	3.26%
2003	3.33%	3.29%	3.37%	3.15%	3.26%	3.22%	3.38%	3.27%	3.35%	3.55%	3.32%	3.73%
Prior to 2003	3.09%	3.07%	3.14%	2.93%	3.05%	3.00%	3.12%	3.02%	3.06%	3.25%	3.03%	3.37%
Total	3.11%	3.09%	3.16%	2.95%	3.07%	3.02%	3.14%	3.04%	3.08%	3.28%	3.06%	3.40%

Percentage of Total Accounts making Full Payment	Jan-08	Feb-08	Mar-08	Apr-08	May-08	Jun-08	Jul-08	Aug-08	Sep-08	Oct-08	Nov-08	Dec-08
2007
2006
2005
2004	36.44%	35.93%	35.72%	36.84%	36.96%	35.45%	34.57%	34.23%	33.66%	33.22%	33.32%	32.61%
2003	17.89%	17.86%	17.81%	17.95%	17.96%	17.73%	17.50%	17.35%	17.22%	16.92%	16.87%	16.92%
Prior to 2003	17.72%	17.56%	17.41%	17.45%	17.57%	17.41%	17.29%	17.16%	17.06%	16.75%	16.68%	16.79%
Total	17.75%	17.60%	17.46%	17.51%	17.62%	17.46%	17.33%	17.19%	17.09%	16.78%	16.71%	16.81%

A-III-22

First USA Master Trust Portfolio

Static Pool Data

(dollars in thousands)

	2007
Principal Receivables Outstanding	Jan-07	Feb-07	Mar-07	Apr-07	May-07	Jun-07	Jul-07	Aug-07	Sep-07	Oct-07	Nov-07	Dec-07
2006
2005
2004	$ 63,141	$ 61,456	$ 59,597	$ 62,009	$ 61,444	$ 61,255	$ 61,012	$ 60,939	$ 60,427	$ 59,581	$ 60,897	$ 58,252
2003	2,802,273	2,752,061	2,673,344	2,665,211	2,650,753	2,633,576	2,611,369	2,871,350	2,835,345	2,795,606	2,821,380	2,673,199
2002	3,583,633	3,515,494	3,420,142	3,401,687	3,374,943	3,344,608	3,314,192	3,640,889	3,601,509	3,530,593	3,553,041	3,353,057
Prior to 2002	32,005,760	31,502,222	30,719,166	30,480,821	30,170,260	29,856,406	29,489,731	32,044,900	31,628,914	31,423,639	31,544,627	29,604,629

Total	$38,454,807	$37,831,233	$36,872,249	$36,609,728	$36,257,400	$35,895,845	$35,476,304	$38,618,078	$38,126,195	$37,809,419	$37,979,945	$35,689,137

Total Receivables Outstanding	Jan-07	Feb-07	Mar-07	Apr-07	May-07	Jun-07	Jul-07	Aug-07	Sep-07	Oct-07	Nov-07	Dec-07
2006
2005
2004	$ 64,554	$ 62,928	$ 61,196	$ 63,690	$ 62,932	$ 62,774	$ 62,511	$ 62,446	$ 61,975	$ 61,113	$ 62,363	$ 59,554
2003	2,899,088	2,851,799	2,768,335	2,762,119	2,747,271	2,732,230	2,709,742	2,982,550	2,949,748	2,909,704	2,928,301	2,767,465
2002	3,720,161	3,655,608	3,554,073	3,538,227	3,510,961	3,483,866	3,452,925	3,796,711	3,761,513	3,690,309	3,702,190	3,484,358
Prior to 2002	33,604,660	33,147,743	32,314,258	32,103,880	31,793,213	31,511,479	31,142,174	33,863,492	33,483,957	33,289,475	33,316,139	31,184,972

Total	$40,288,463	$39,718,078	$38,697,862	$38,467,916	$38,114,377	$37,790,349	$37,367,352	$40,705,199	$40,257,193	$39,950,601	$40,008,993	$37,496,349

Net Losses as a percentage of Principal Receivables Outstanding	Jan-07	Feb-07	Mar-07	Apr-07	May-07	Jun-07	Jul-07	Aug-07	Sep-07	Oct-07	Nov-07	Dec-07
2006
2005
2004	1.63%	2.12%	1.82%	2.87%	1.09%	1.56%	1.79%	1.46%	2.41%	1.44%	2.53%	1.96%
2003	3.20%	3.40%	3.37%	3.62%	3.25%	3.56%	3.52%	3.37%	3.28%	3.03%	3.75%	3.84%
2002	3.91%	4.07%	3.85%	4.03%	3.90%	4.00%	3.83%	3.76%	3.63%	3.42%	4.34%	4.26%
Prior to 2002	3.74%	3.81%	3.84%	4.05%	3.70%	3.79%	3.82%	3.75%	3.67%	3.42%	3.93%	4.10%
Total	3.71%	3.80%	3.80%	4.01%	3.68%	3.79%	3.80%	3.72%	3.63%	3.39%	3.95%	4.09%

Percentage of Total Receivables Delinquent 30+ Days	Jan-07	Feb-07	Mar-07	Apr-07	May-07	Jun-07	Jul-07	Aug-07	Sep-07	Oct-07	Nov-07	Dec-07
2006
2005
2004	1.77%	1.66%	1.73%	1.49%	1.55%	1.61%	1.70%	1.72%	2.00%	2.07%	2.29%	2.42%
2003	2.78%	2.76%	2.72%	2.61%	2.51%	2.56%	2.60%	2.60%	2.78%	2.91%	3.02%	3.01%
2002	3.11%	3.05%	3.00%	2.88%	2.76%	2.82%	2.89%	2.85%	2.98%	3.19%	3.24%	3.25%
Prior to 2002	3.10%	3.08%	3.01%	2.90%	2.80%	2.84%	2.84%	2.77%	2.89%	3.04%	3.15%	3.16%
Total	3.08%	3.05%	2.99%	2.88%	2.77%	2.82%	2.83%	2.77%	2.89%	3.04%	3.15%	3.16%

Yield from Finance Charges, Fees, and Interchange (1)	Jan-07	Feb-07	Mar-07	Apr-07	May-07	Jun-07	Jul-07	Aug-07	Sep-07	Oct-07	Nov-07	Dec-07
2006
2005
2004	19.74%	20.70%	25.25%	27.72%	23.96%	20.32%	20.73%	20.59%	20.06%	20.53%	21.59%	20.07%
2003	17.15%	17.85%	18.85%	17.48%	17.78%	17.32%	18.18%	17.67%	17.14%	17.54%	21.22%	19.34%
2002	16.54%	17.25%	18.26%	16.90%	17.25%	16.83%	17.81%	17.17%	16.60%	16.93%	20.99%	18.96%
Prior to 2002	15.78%	16.25%	17.47%	16.20%	16.48%	16.14%	17.04%	16.60%	16.14%	16.33%	20.75%	18.67%
Total	15.95%	16.46%	17.64%	16.38%	16.66%	16.30%	17.20%	16.74%	16.26%	16.49%	20.81%	18.75%

Receivables Principal Payment Rate	Jan-07	Feb-07	Mar-07	Apr-07	May-07	Jun-07	Jul-07	Aug-07	Sep-07	Oct-07	Nov-07	Dec-07
2006
2005
2004	45.06%	39.09%	44.82%	40.29%	45.40%	41.64%	44.28%	43.06%	39.73%	42.44%	37.93%	39.69%
2003	26.06%	22.42%	26.26%	24.36%	26.07%	24.67%	26.40%	25.24%	23.29%	24.09%	22.30%	23.38%
2002	23.17%	19.96%	23.40%	21.72%	23.19%	22.16%	23.59%	22.56%	20.59%	21.33%	19.48%	20.39%
Prior to 2002	19.01%	16.08%	19.06%	17.69%	18.86%	18.11%	19.34%	18.77%	17.46%	18.14%	16.66%	17.64%
Total	19.95%	16.94%	20.02%	18.59%	19.84%	19.01%	20.29%	19.65%	18.22%	18.92%	17.38%	18.37%

A-III-23

Percentage of Total Accounts making Minimum Payment	2007
	Jan-07	Feb-07	Mar-07	Apr-07	May-07	Jun-07	Jul-07	Aug-07	Sep-07	Oct-07	Nov-07	Dec-07
2006
2005
2004	2.87%	2.90%	3.22%	3.29%	3.64%	3.46%	3.01%	2.95%	2.67%	2.83%	2.80%	2.94%
2003	3.34%	3.34%	3.79%	3.26%	3.39%	3.27%	3.48%	3.32%	3.25%	3.45%	3.31%	3.50%
2002	3.38%	3.36%	3.84%	3.28%	3.38%	3.26%	3.51%	3.35%	3.26%	3.52%	3.34%	3.54%
Prior to 2002	3.19%	3.15%	3.58%	3.05%	3.15%	3.04%	3.23%	3.06%	3.01%	3.17%	3.04%	3.20%
Total	3.22%	3.19%	3.63%	3.09%	3.19%	3.08%	3.28%	3.11%	3.05%	3.23%	3.09%	3.26%

Percentage of Total Accounts making Full Payment	Jan-07	Feb-07	Mar-07	Apr-07	May-07	Jun-07	Jul-07	Aug-07	Sep-07	Oct-07	Nov-07	Dec-07
2006
2005
2004	38.74%	39.16%	37.71%	40.52%	41.11%	38.99%	38.08%	38.29%	38.08%	37.76%	37.74%	36.89%
2003	18.36%	18.84%	18.58%	19.53%	19.62%	19.25%	19.03%	18.66%	18.43%	18.22%	18.06%	17.83%
2002	16.54%	17.12%	16.90%	17.75%	17.84%	17.55%	17.35%	16.93%	16.74%	16.23%	16.06%	15.83%
Prior to 2002	18.14%	18.35%	17.95%	18.63%	18.88%	18.64%	18.53%	18.52%	18.36%	18.22%	18.07%	17.93%
Total	18.01%	18.29%	17.92%	18.63%	18.86%	18.61%	18.47%	18.39%	18.22%	18.04%	17.89%	17.73%

(1) Yield reflects a change in payment allocation in November 2007 between certain fees and account balances. This change resulted in a one-time increase in cash yield which was realized in the months of November and December.

A-III-24

CHASE ISSUANCE TRUST

Issuing Entity

CHASEseries

$1,500,000,000

Class A(2012-4) Notes

CHASE BANK USA, NATIONAL ASSOCIATION

Sponsor, Depositor, Originator, Administrator and Servicer

PROSPECTUS SUPPLEMENT

Underwriters

J.P. Morgan

Barclays

RBS

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

We are not offering the CHASEseries notes in any state where the offer is not permitted.

We do not claim the accuracy of the information in this prospectus supplement and the accompanying prospectus as of any date other than the dates stated on their respective covers.

Dealers will deliver a prospectus supplement and accompanying prospectus when acting as underwriters of the notes and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the notes will deliver a prospectus supplement and accompanying prospectus until October 17, 2012.